Exhibit 4.1

ASSOCIATED MATERIALS, LLC

and

ASSOCIATED MATERIALS FINANCE, INC.

as Issuers

THE SUBSIDIARY GUARANTORS

INDENTURE

9.875% Senior Secured Second Lien Notes due 2016

Dated as of November 5, 2009

DEUTSCHE BANK TRUST COMPANY AMERICAS

Trustee

CROSS-REFERENCE TABLE

TIA Section	Indenture Section

310 (a)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(b)	7.03, 7.08, 7.10
(b)(1)	7.10
(c)	N.A.
311	7.03
311 (a)	7.11
(b)	7.11
(c)	N.A.
312 (a)	2.05
(b)	13.03
(c)	13.03
313 (a)	7.06
(b)(1)	10.2
(b)	7.06
(c)	N.A.
(d)	N.A.
314 (a)	4.02
314 (a)(4)	4.12
(b)	N.A.
(c)(1)	N.A.
(c)(2)	N.A.
(c)(3)	N.A.
(d)	10.2; 10.3
(e)	N.A.
(f)	N.A.
315 (a)	7.01
(b)	N.A.
(c)	N.A.
(d)	N.A.
(e)	N.A.
316 (a)(last sentence)	N.A.
(a)(1)(A)	N.A.
(a)(1)(B)	N.A.
(a)(2)	N.A.
(b)	N.A.

i

TIA Section	Indenture Section

317 (a)(1)	N.A.
(a)(2)	N.A.
(b)	N.A.
318 (a)	N.A.

v

		Page

Section 12.10	No Recourse Against Others	85
Section 12.11	Successors	85
Section 12.12	Multiple Originals	85
Section 12.13	Table of Contents; Headings	86
Section 12.14	No Adverse Interpretation of Other Agreements	86
Section 12.15	Force Majeure	86
Section 12.16	U.S.A. Patriot Act	86

Rule 144A/Regulation S Appendix

Exhibit 1 - Form of Initial Note
Exhibit A - Form of Exchange Note

Annex A – Owned Real Property on the Issue Date

INDENTURE dated as of November 5, 2009, among ASSOCIATED MATERIALS, LLC, a Delaware limited liability company (the “Company”), ASSOCIATED MATERIALS FINANCE, INC., a Delaware corporation (formerly known as Alside, Inc.) (“Associated Finance” and, together with the Company, the “Issuers”), the Subsidiary Guarantors and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Issuers’ Initial Notes, Exchange Notes and Additional Notes (collectively, the “Notes”).

ARTICLE 1

Definitions and Incorporation by Reference

Section 1.01 Definitions.

“9 3/4% Notes” means the Company’s 9.75% Senior Subordinated Notes due April 15, 2012.

“15% Notes” means the Company’s 15% Senior Subordinated Notes due 2012.

“Acquired Indebtedness” means Indebtedness of a Person (1) existing at the time such Person becomes a Subsidiary or (2) assumed in connection with the acquisition of assets from such Person, in each case other than indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

“Additional Assets” means:

(1) any property, plant, equipment or other assets used or usable in a Related Business;

(2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

(3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clause (2) or (3) above is primarily engaged in a Related Business.

“Additional Notes” means, subject to the Company’s compliance with Section 4.03, 9.875% Senior Secured Second Lien Notes due 2016 issued from time to time after the Issue Date under the terms of this Indenture (other than pursuant to Section 2.06, 2.07, 2.09 or 3.06 of this Indenture and other than Exchange Notes issued pursuant to an exchange offer for other Notes outstanding under this Indenture).

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For purposes of Sections 4.04 and 4.08 only, “Affiliate” shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

“AMH” means AMH Holdings, LLC, a Delaware limited liability company, and its successors.

“AMH 11 1/4% Notes” means AMH’s 11 1/4% Senior Discount Notes due 2014.

“AMH/AMH II Refinancing Indebtedness” means Indebtedness incurred by any of the Holding Companies that Refinances (including successive Refinancings) within 90 days after the date of incurrence thereof the AMH 11 1/4% Notes or the AMH II 20% Notes; provided, however, that such Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount then outstanding (plus accrued interest, fees and expenses, including any premium and defeasance costs) under the AMH 11 1/4% Notes or the AMH II 20% Notes, as applicable, and Refinancings thereof.

“AMH II” means AMH Holdings II, Inc,. a Delaware corporation, and its successors.

“AMH II 20% Notes” means AMH II’s 20% Senior Notes Due 2014.

“AMH Restricted Subsidiary” means a “Restricted Subsidiary” of AMH as that term is used in this Indenture, dated as of March 4, 2004, between AMH and Wilmington Trust Company, as trustee.

“Asset Disposition” means any sale, lease (other than operating leases entered into in the ordinary course of business), transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of

(1) any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

(2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or

(3) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary,

other than, in the case of clauses (1), (2) and (3) above,

(A) a disposition or transfer by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

(B) for purposes of Section 4.07 only, (x) a disposition that constitutes a Restricted Payment permitted by Section 4.04 or a Permitted Investment or (y) a disposition of all or substantially all the assets of the Company in accordance with Article 5;

(C) sales or other dispositions of obsolete, uneconomical, negligible, damaged, worn-out or surplus assets in the ordinary course of business (including but not limited to equipment, inventory and intellectual property);

(D) a disposition of assets with a Fair Market Value of less than or equal to $1.0 million, not to exceed $5.0 million in the aggregate in any 12-month period;

(E) sale or discount of accounts receivable in connection with the compromise or collection thereof;

(F) sale or exchange of equipment in connection with the purchase or other acquisition of equipment; and

(G) sales or grants of licenses to use intellectual property;

provided, however, that a disposition of all or substantially all the assets of the Company and the Restricted Subsidiaries taken as a whole will be governed by the provisions of this Indenture described under Section 4.10 and/or the provisions described under Article 5 and not by the provisions described under Section 4.07.

“Associated Finance” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Average Life” means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing

(1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by

(2) the sum of all such payments.

“Beneficial Owner,” “Beneficially Own” and “Beneficial Ownership” have the meanings assigned to such terms in Rule 13d-3 and Rule 13d-5, under the Exchange Act, except that in calculating the Beneficial Ownership of any particular person, such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, and except that in the case of a “group” pursuant to Rule 13d-5(b)(1) of the Exchange Act which group includes one or more Permitted Holders (or one or more Permitted Holders are deemed to share beneficial ownership with one or more other Persons of any shares of Voting Stock), (i) such “group” shall be deemed not to have beneficial ownership of any shares held by a Permitted Holder forming a part of such group and (ii) any Person (other than a Permitted Holder) that is a member of such group (or sharing such beneficial ownership) shall be deemed not to have beneficial ownership of any shares held by a Permitted Holder that is a part of such group (or in which such person shares beneficial ownership).

“Board of Directors” with respect to a Person means the Board of Directors or comparable governing body of such Person or, except for purposes of clause (2) of the definition of “Change of Control,” any committee thereof duly authorized to act on behalf of such Board.

“Business Day” means each day which is not a Legal Holiday.

“Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Change of Control” means the occurrence of any of the following events:

(1) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than (directly or indirectly) one or more Permitted Holders, is or becomes the Beneficial Owner, directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company; provided, however, that the Permitted Holders beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such Permitted Holders shall be deemed to have “beneficial ownership” of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, in the aggregate, a lesser percentage of the total voting power of the Voting Stock of the Company than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company (for the purposes of this clause (1), such other Person shall be deemed to beneficially own any Voting Stock of a specified Person held by a parent entity if (and such parent entity shall be deemed to beneficially own such Voting Stock only if) such other Person is the beneficial owner, directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent entity and the Permitted Holders beneficially own (as defined in Rules 13d-3 and 13d-5 of the Exchange Act, except that such Permitted Holders shall be deemed to have “beneficial ownership” of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such parent entity;

(2) individuals who on the Issue Date constituted the Board of Directors of any of the Holding Companies or the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of such Holding Company or the Company was approved by a vote of a majority of the directors of such Holding Company or the Company then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of such Holding Company or the Company then in office;

(3) the adoption of a plan relating to the liquidation or dissolution of the Company; or

(4) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company to another Person (other than a Person that is controlled by any of the Permitted Holders), and, in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” shall have the meaning as defined in the Security Documents from time to time. “Collateral” shall include any Real Property subject to a mortgage or deed of trust but shall exclude all Excluded Property.

“Collateral Agent” means the Trustee or a party selected by the Trustee, acting as the collateral agent for the Holders of the Notes, the Trustee and any holder of Other Pari Passu Secured Indebtedness (including any agent or other representative therefor) under the Security Documents.

“Company” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Consolidated Coverage Ratio” as of any date of determination means the ratio of (x) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available on or prior to the date of such determination to (y) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

(1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (and, if such Indebtedness is revolving Indebtedness, the amount of Indebtedness deemed to be outstanding for such period shall be the average outstanding amount of such Indebtedness during such period);

(2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary had not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

(3) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and the continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and the continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(4) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

(5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period; and

provided, further, that no pro forma effect shall be given to the incurrence of any Indebtedness permitted by Section 4.03(b) incurred on such date of determination or the discharge on such date of determination of any Indebtedness from the proceeds of any such permitted Indebtedness.

For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition of assets (including Capital Stock) or Asset Disposition, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations, including pro forma effect of any cost savings, shall be determined (a) in accordance with Regulation S-X under the Exchange Act or as otherwise acceptable to the SEC or (b) if such pro forma cost savings that are attributable to such Investment, acquisition or Asset Disposition have begun to be implemented on the date of determination or have been identified and approved by the Board of Directors and are reasonably expected to begin to be implemented within six months following the date of such Investment, acquisition or Asset Disposition, as determined based on a supportable, good faith estimate of the principal financial officer of the Company, as if all such cost savings had been effected as of the beginning of such reference period, decreased by any incremental expenses (other than capitalized expenses) that are or would be incurred during the reference period in order to achieve such cost savings. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

“Consolidated Indebtedness” means at a particular date, all Indebtedness (other than (x) Indebtedness described in clause (8) of the definition of “Indebtedness” and (y) Indebtedness described in clause (3) of the definition of “Indebtedness” to the extent such Indebtedness would not be accounted for as debt on a balance sheet in accordance with GAAP) of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent Incurred by the Company or the Restricted Subsidiaries, without duplication,

(1) interest expense attributable to Capital Lease Obligations and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction;

(2) amortization of debt discount and debt issuance cost (to the extent not excluded under clause (a) of the proviso below);

(3) capitalized interest;

(4) non-cash interest expense;

(5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(6) net payments or receipts pursuant to Hedging Obligations;

(7) dividends declared and paid in cash or Disqualified Stock in respect of (A) all Preferred Stock of Restricted Subsidiaries and (B) all Disqualified Stock of the Company, in each case held by Persons other than the Company or a Wholly Owned Subsidiary and, in each case, excluding dividends payable in Qualified Stock;

(8) interest incurred in connection with Investments in discontinued operations;

(9) interest accruing on any Indebtedness of any other Person (other than a Subsidiary) to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary and such Indebtedness is accelerated or any payment is actually made in respect of such Guarantee; and

(10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company or a Restricted Subsidiary) in connection with Indebtedness Incurred by such plan or trust, and less, to the extent included in such interest expense, (a) the amortization during such period of debt issuance costs and (b) the write-off of debt issuance costs and debt discount paid in connection with any early extinguishment of Indebtedness during such period.

“Consolidated Net Income” means, for any period, the sum of (1) net income of the Company and its Subsidiaries and (2) to the extent deducted in calculating net income of the Company and its Subsidiaries, any non-recurring fees, expenses or charges related to the Transactions; provided, however, that there shall not be included in such Consolidated Net Income:

(1) any net income of any Person (other than the Company ) if such Person is not a Restricted Subsidiary, except that:

(A) subject to the exclusion contained in clause (3) below, the Company’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that has been or could have been distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (2) below); and

(B) the Company’s equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

(2) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

(A) subject to the exclusion contained in clause (3) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

(B) the Company’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

(3) any gain or loss (and the related tax effects) realized upon the sale or other disposition of any assets of the Company, its consolidated Restricted Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person;

(4) extraordinary, non-cash or non-recurring gains, losses or charges, including (i) those related to impairment of goodwill and other intangible assets and (ii) the write-off of debt issuance costs and related premiums paid in connection with any early extinguishment of Indebtedness and the related tax effects;

(5) the cumulative effect of a change in accounting principles; and

(6) any net income or loss attributable to discontinued operations.

Notwithstanding the foregoing, for the purposes of Section 4.04 only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Company or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under Section 4.04(a)(3)(D).

“Controlling Secured Parties” means the majority in principal amount of the Holders of the Notes then outstanding and the holders of Other Secured Pari Passu Indebtedness, voting as one class.

“Credit Facilities” means one or more debt facilities (including the Loan and Security Agreement dated as of October 3, 2008 by and among the Company and Gentek Building Products, Inc., as U.S. Borrowers, Gentek Building Products Limited, as Canadian Borrower, Associated Materials Holdings, LLC, Gentek Holdings, LLC and Associated Finance, as Guarantors, and Wachovia Bank, N.A., as administrative and collateral agent), in each case with banks or other lenders or holders (other than a Holding Company) providing for revolving credit loans, term loans, debt securities, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case together with the related documents thereto (including any guarantees and security documents, whether in effect on the Issue Date or entered into thereafter), as amended, extended, renewed, restated, supplemented, replaced or otherwise modified (in whole or in part, whether upon or after termination or otherwise, and without limitation as to amount, terms, conditions, covenants and other provisions or the number of replacement agreements) from time to time, and any agreement (and related document) governing Indebtedness incurred to Refinance, in whole or in part (and including successive Refinancings), the borrowings, indebtedness and commitments then outstanding or permitted to be outstanding under such Credit Facilities or successor Credit Facilities, whether by the same or any other lender or holder or group of lenders or holders, or otherwise.

“Credit Facility Obligations” means the Indebtedness outstanding under Credit Facilities that is secured by a Permitted Lien described in clause (c) of the definition thereof, and all other obligations of the Issuers or any Subsidiary Guarantor under such Credit Facilities.

“Currency Agreement” means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Disqualified Stock” means, with respect to any Person, that portion of any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

(1) matures (excluding any maturity as a result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

(2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

(3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the date that is 91 days after the Stated Maturity of the Notes; provided, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy obligations as a result of such employee’s death or disability; and provided, further, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “Change of Control” occurring prior to the date that is 91 days after the Stated Maturity of the Notes shall not constitute Disqualified Stock if the “asset sale” or “Change of Control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Notes in Section 4.07 and 4.10 of this Indenture.

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to this Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price shall be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

“EBITDA” for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net Income:

(1) all income tax expense of the Company and its consolidated Restricted Subsidiaries;

(2) Consolidated Interest Expense;

(3) depreciation and amortization expense of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid operating activity item that was paid in cash in a prior period); and

(4) all other non-cash charges of the Company and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period);

in each case for such period determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interest) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders. In addition, to the extent reducing EBITDA for any period, all costs and charges directly relating to the Transactions shall be excluded.

“Equity Interests” means, with respect to any Person, all of the shares, interests, participations or other equivalents (however designated) of such Person’s Equity Interests or partnership, limited liability company or other equity, ownership or profit interests at any time outstanding, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of Equity Interests of (or other interests in) such Person, all of the securities convertible into or exchangeable for shares of Equity Interests of (or other interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), but excluding any interests in phantom equity plans and any debt security that is convertible into or exchangeable for such shares, and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Equity Offering” means a primary offering of common stock or common equity of any of the Holding Companies or the Company.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Notes” means the debt securities of the Issuers issued pursuant to the Registration Rights Agreement and this Indenture in exchange for and in aggregate principal amount equal to the Notes being exchanged.

“Excluded Property” shall have the meaning as defined in the Security Documents from time to time. Without limitation, “Excluded Property” shall include:

(1) any rights or interest in any lease, contract, license or license agreement covering personal or Real Property of any Issuer or Subsidiary Guarantor, so long as under the terms of such lease, contract, license or license agreement, or applicable law with respect thereto, the grant of a security interest or lien therein to Collateral Agent is prohibited (or would render such lease, contract, license or license agreement cancelled, invalid or unenforceable) and such prohibition has not been or is not waived or the consent of the other party to such lease, contract, license or license agreement has not been or is not otherwise obtained; provided, that, this exclusion shall in no way be construed to apply if any such prohibition is unenforceable under the UCC or other applicable law or so as to limit, impair or otherwise affect Collateral Agent’s unconditional continuing security interests in and liens upon any rights or interests of Issuers or Subsidiary Guarantors in or to monies due or to become due to an Issuer or Subsidiary Guarantor under any such lease, contract, license or license agreement (including any receivables),

(2) any shares of any direct or indirect Subsidiary of Issuers that is a “controlled foreign corporation” in excess of sixty-five (65%) percent of all of the issued and outstanding Equity Interests in such Subsidiary entitled to vote (within the meaning of Treasury Regulation Section 1.956-2),

(3) any Capital Stock of any Subsidiary of the Company to the extent necessary for such Subsidiary not to be subject to any requirement pursuant to Rule 3-16 or Rule 3-10 of Regulation S-X under the Exchange Act, due to the fact that such Subsidiary’s Capital Stock secures the Notes or Guarantees for the Notes, to file separate financial statements with the SEC (or any other governmental agency),

(4) any (i) individual parcel of leased Real Property, or (ii) individual parcel of owned Real Property of the Issuers and Subsidiary Guarantors having an appraised fair market value of less than $2,000,000; provided, that the aggregate amount of the appraised fair market value of all such owned parcels that are not included in the Collateral will not exceed $5,000,000, or

(5) at any time prior to the Discharge of First Lien Debt, any asset or property not subject to a Lien in favor of the First Lien Agent.

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

“GAAP” means generally accepted accounting principles set forth in the accounting standards codification of the Financial Accounting Standards Board or in such other statements by such or any other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the Issue Date.

All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantee Agreement” means a supplemental indenture, in a form satisfactory to the Trustee, pursuant to which a Subsidiary Guarantor guarantees the Issuers’ obligations with respect to the Notes on the terms provided for in this Indenture.

“Harvest Management Services Agreements” means (i) the financing advisory services agreement, dated as of November 5, 2009, between Harvest Partners, LP and the Company, and (ii) the Amended and Restated Management agreement, dated December 22, 2004, by and between Harvest Partners, LP and the Company.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement or similar Agreement.

“Holder” or “Noteholder” means the Person in whose name a Note is registered on the Registrar’s books.

“Holding Companies” means Parent, AMH and AMH II or any other direct or indirect parent of the Company.

“Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1) the principal in respect of (A) indebtedness of such Person for borrowed money and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

(2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

(3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business and accrued expenses and any obligation to pay a contingent purchase price as long as such obligation remains contingent);

(4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

(5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such Person, the principal amount of such Preferred Stock to be determined in accordance with this Indenture (but excluding, in each case, any accrued dividends);

(6) all obligations of the type referred to in clauses (1) through (5) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

(7) all obligations of the type referred to in clauses (1) through (6) above of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets and the amount of the obligation so secured; and

(8) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Independent Qualified Party” means an investment banking firm, accounting firm or appraisal firm of national standing; provided, however, that such firm is not an Affiliate of the Company.

“Initial Notes” means $200 million aggregate principal amount of 9.875% Senior Secured Second Lien Notes due 2016 issued on the Issue Date.

“Intercreditor Agreement” means the Intercreditor Agreement, to be dated as of the Issue Date, by and among Wachovia Bank, N.A. in its capacity as administrative agent pursuant to the Loan and Security Agreement, dated as of October 3, 2008, by and among the Issuers and Gentek Buildings Products, Inc as U.S. Borrowers, Gentek Buildings Products Limited as Canadian Borrower, Associated Materials Holdings, LLC, Gentek Holdings, LLC and Alside, Inc. as Guarantors, and Wachovia Bank, N.A. as administrative and collateral agent, the holders of any Other Pari Passu Secured Indebtedness from time to time (or any agent or representative on their behalf), the Trustee, the Collateral Agent, the Company, Associated Finance and the Subsidiary Guarantors, as may be amended, restated, supplemented or otherwise modified from time to time.

“Interest Rate Agreement” means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include interest rate swaps, caps, floors, collars and similar agreements to protect such Person against fluctuations in interest rates.

“Investcorp Management Services Agreements” means (i) the Financing Advisory Services Agreement, dated as of November 5, 2009, between Investcorp International Inc. and the Company, (ii) the Agreement for Management Advisory, Strategic Planning and Consulting Services, dated as of December 22, 2004, between Investcorp International Inc. and the Company, (iii) the Financing Advisory Services Agreement, dated as of December 22, 2004, between Investcorp International Inc. and the Company, and (iv) the M&A Advisory Services Agreement, dated as of December 5, 2004, between Investcorp International Inc. and the Company.

“Investment” in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. Except as otherwise provided for herein, the amount of an Investment shall be its fair value at the time the Investment is made and without giving effect to subsequent changes in value.

For purposes of the definition of “Unrestricted Subsidiary,” the definition of “Restricted Payment” and Section 4.04:

(1) “Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

“Issue Date” means November 5, 2009.

“Issuer” means each party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Issuer Order” means a written order from the Issuers to the Trustee requesting the Trustee to authenticate the Notes.

“Leverage Ratio” means, as of any date, the ratio of Consolidated Indebtedness as of such date to EBITDA for the period of four consecutive fiscal quarters for which internal financial statements are available ended most recently prior to such date, provided that for purposes of calculating the Leverage Ratio, EBITDA shall be calculated on a pro forma basis (consistent with adjustments to EBITDA under clauses (1), (2), (3), (4) and (5) of the definition of “Consolidated Coverage Ratio”) to give effect to any Incurrence or discharge of Indebtedness or Asset Disposition, Investment or acquisition during the applicable period or thereafter and on or prior to such date as if each such Incurrence, discharge, Asset Disposition, Investment or acquisition had been effected on the first day of such period and as if each such Asset Disposition had been consummated on the day prior to the first day of such period.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Mortgage” means any mortgage or deed of trust with respect to Real Property owned in fee simple by an Issuer or Subsidiary Guarantor, including any assignment of leases and rents, security agreement and fixture filing relating thereto, entered into by an Issuer or Subsidiary Guarantor for the benefit of the Collateral Agent.

“Net Available Cash” from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of:

(1) all legal, title and recording tax expenses, underwriting discounts, commissions and other fees and expenses incurred (including fees and expenses of counsel, accountants and investment bankers), and all federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

(2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

(3) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition; and

(4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any current or contingent liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

“Net Cash Proceeds” means, with respect to any issuance or sale of Capital Stock, the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Obligations” means with respect to any Indebtedness all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements and other amounts payable pursuant to the documentation governing such Indebtedness.

“Offering” means the issue and sale of the Notes pursuant to the Purchase Agreement.

“Officer” means the President, the Chief Executive Officer, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers.

“Old Credit Agreement” means the Amended and Restated Credit Agreement, dated as of August 29, 2003, by and among the Company, Gentek Building Products Limited, Associated Materials Holdings, Inc. and various financial institutions and other persons from time to time parties thereto.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company, a Restricted Subsidiary or the Trustee.

“Other Pari Passu Secured Indebtedness” means any Indebtedness of the Issuers or any Subsidiary Guarantor that is pari passu in right of payment to the Notes or any Subsidiary Guarantee, as the case may be, and is secured by a Lien on the Collateral that has the same priority as the Lien securing the Notes and the Subsidiary Guarantees and that is designated in writing as such by the Company to the Trustee and the holders of which enter into an appropriate agency agreement with the Collateral Agent. “Other Pari Passu Secured Indebtedness” does not include the Notes and the Subsidiary Guarantees issued on the Issue Date or any Exchange Notes and related Guarantees, but includes any Additional Notes and related Guarantees and any Exchange Notes and related Guarantees issued in exchange therefor.

“Other Pari Passu Secured Indebtedness Document” means, with respect to any series of Other Pari Passu Secured Indebtedness, any agreement or other document (i) designated as an Other Pari Passu Secured Indebtedness Document in the applicable lien sharing confirmation for such series and (ii) that qualifies as an “Additional Second Lien Agreement” under the Intercreditor Agreement.

“Parent” means Associated Materials Holdings, LLC., a Delaware limited liability company, and its successors.

“Pari Passu Indebtedness” means any Indebtedness of the Issuers or any Subsidiary Guarantor that is pari passu in right of payment to the Notes or any Subsidiary Guarantee, as the case may be.

“Permitted Holders” means AM Holding Limited, AM Equity Limited, AM Investments Limited, Associated Equity Limited, Associated Investments Limited, Harvest Partners III, L.P., Harvest Partners III Beteiligungsgesellschaft Bürgerlichen Rechts (mit Haftungsbeschränkung), Harvest Partners IV, L.P., and Harvest Partners IV GmbH & Co. KG and the other parties named as sellers under that certain Stock Purchase Agreement, dated as of December 5, 2004, by and among, inter alia, AMH and Harvest Partners, LP as sellers’ representative, AM Holding Limited, AM Equity Limited, AM Investments Limited, Associated Equity Limited and Associated Investments Limited as purchasers and the other parties named therein as sellers, and Permitted Transferees.

“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in:

(1) the Company , a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

(2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person’s primary business is a Related Business;

(3) cash and Temporary Cash Investments;

(4) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(5) payroll, moving, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6) loans or advances to employees, directors or consultants made in the ordinary course of business in an aggregate amount not to exceed $2.0 million at any time outstanding;

(7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

(8) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to Section 4.07;

(9) any Person where such Investment was acquired by the Company or any Restricted Subsidiary (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(10) Hedging Obligations of the Company’s or any Restricted Subsidiary’s business and not for the purpose of speculation;

(11) Investments existing on the Issue Date and any such Investment that replaces or refinances such Investment in such Person existing on the Issue Date in an amount not exceeding the amount of the Investment being replaced or refinanced; provided, however, the new Investment is on terms and conditions no less favorable than the Investment being renewed or replaced;

(12) Guarantees of Indebtedness otherwise permitted under this Indenture;

(13) Investments the payment of which consists of Qualified Stock of any of the Holding Companies or the Company;

(14) Investments in the Notes;

(15) Investments consisting of obligations of one or more consultants, officers, directors or other employees of the Company or any of its Subsidiaries in connection with such consultants, officers’, directors’ or employees’ acquisition of shares of capital stock of any of the Holding Companies or the Company so long as no cash is paid by the Company or any of its Subsidiaries to such consultants, officers, directors or employees in connection with the acquisition of any such obligations; and

(16) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (16) that are at the time outstanding, not to exceed $2.5 million.

“Permitted Transferee” means, with respect to any Person,

(1) any Affiliate of that Person;

(2) the spouse, former spouse, lineal descendants, heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any such Person;

(3) a trust, the beneficiaries of which, or a corporation or partnership or limited liability company, the stockholders, general or limited partners or members of which, include only such Person or his or her spouse, former spouse, lineal descendants or heirs, in each case to whom such Person has transferred, or through which such Person holds, the beneficial ownership of any securities of the Company; and

(4) any investment fund or investment entity that is a subsidiary of such Person or a Permitted Transferee of or managed by such Person;

(5) (a) Harvest Partners, LP and (b) any Affiliate of Harvest Partners, LP; and

(6) (a) Investcorp S.A., (b) any Affiliate of Investcorp S.A., (c) any other Person with whom Investcorp S.A. or any Affiliate thereof has any administrative relationship with respect to the securities of the Company and (d) any holder of Capital Stock of any Person referred to in the foregoing clause (c).

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means, as applied to the Capital Stock of any Person, Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“principal” of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time; “principal” with respect to other Indebtedness issued with original issue discount means 100% of the accreted value thereof.

“Purchase Agreement” means the purchase agreement dated October 29, 2009, among the Company, Associated Finance, the Subsidiary Guarantors and J.P. Morgan Securities Inc., as representative of the Initial Purchasers (as defined therein).

“Qualified Stock” means any Capital Stock that is not Disqualified Stock.

“Real Property” shall mean all now owned and hereafter acquired real property of the Company and each Subsidiary Guarantor, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease, discharge or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness that Refinances (including successive Refinancings) within 90 days of the incurrence thereof any Indebtedness of the Company or any Restricted Subsidiary incurred pursuant to Section 4.03(a) or Section 4.03(b)(3), (4), (5), (7), (8), (9), (10) or (13); provided, however, that:

(1) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

(2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced; and

(3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus accrued interest, fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced;

provided, further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Restricted Subsidiary that Refinances Indebtedness of the Company or (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of November 5, 2009, among the Company, Associated Finance, the Subsidiary Guarantors and J.P. Morgan Securities Inc., as representative of the initial purchasers named therein, entered into in connection with the issuance of the Notes.

“Related Business” means any business in which the Company or any of the Restricted Subsidiaries was engaged on the Issue Date and any business reasonably related, ancillary or complementary to any business of the Company or any of the Restricted Subsidiaries in which the Company or any of the Restricted Subsidiaries was engaged on the Issue Date or a reasonable expansion thereof.

“Restricted Payment” means, with respect to any Person,

(1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to the Company or a Restricted Subsidiary);

(2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);

(3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of such Person (other than the purchase, repurchase or other acquisition of Subordinated Obligations in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition, and the redemption of the 9 3/4% Notes and the 15% Notes as part of the Transactions); or

(4) the making of any Investment (other than a Permitted Investment) in any Person.

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

“Sale/Leaseback Transaction” means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

“SEC” means the U.S. Securities and Exchange Commission.

“Second-Priority Liens” means the second-priority liens on the Collateral created in favor of the Collateral Agent, subject to Permitted Liens, including Liens on the Collateral securing Credit Facility Obligations on a first-priority basis.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security Documents” means the security documents granting a security interest in any assets of any Person to secure the Obligations under the Notes, the Subsidiary Guarantees and any Other Pari Passu Secured Indebtedness as each may be amended, restated, supplemented or otherwise modified from time to time.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subordinated Obligation” means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes or a Subsidiary Guarantee of such Person, as the case may be, pursuant to a written agreement to that effect.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by

(1) such Person;

(2) such Person and one or more Subsidiaries of such Person; or

(3) one or more Subsidiaries of such Person.

“Subsidiary Guarantor” means each domestic Subsidiary of the Company that executes this Indenture as a guarantor on the Issue Date and each other domestic Subsidiary of the Company that thereafter guarantees the Notes pursuant to the terms of this Indenture.

“Subsidiary Guarantee” means a Guarantee by a Subsidiary Guarantor of the Issuers’ obligations with respect to the Notes.

“Temporary Cash Investments” means any of the following:

(1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

(2) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 365 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

(3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

(4) investments in commercial paper, maturing not more than 365 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s Investors Service, Inc. or “A-1” (or higher) according to Standard & Poor’s Ratings Group;

(5) investments in securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by Standard & Poor’s Ratings Group or “A” by Moody’s Investors Service, Inc.; and

(6) money market funds at least 95% of the assets of which constitute Temporary Cash Investments of the kind described in clauses (1) through (5) of this definition.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. § 77aaa-77bbbb) as in effect on the date of this Indenture, except as provided in Section 9.03; and provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, then “TIA” means, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

“Transactions” means, collectively, this Offering, the discharge and redemption of the 9 3/4% Notes and the 15% Notes and the amendment of the Credit Facilities in connection therewith.

“Trust Officer” means any officer of the Trustee having direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Two Thirds Controlling Secured Parties” means 66 2/3% in principal amount of the Holders of the Notes then outstanding and the holders of Other Secured Pari Passu Indebtedness, voting as one class.

“U.S. Dollar Equivalent” means, with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two Business Days prior to such determination.

Except as described in Section 4.03, whenever it is necessary to determine whether the Company has complied with any covenant in this Indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect in the State of New York, and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute).

“Unrestricted Subsidiary” means:

(1) any Subsidiary of an Unrestricted Subsidiary; and

(2) any Subsidiary of the Company which is designated after the Issue Date as an Unrestricted Subsidiary by a board resolution of the Board of Directors of the Company; provided that a Subsidiary may be so designated as an Unrestricted Subsidiary only if:

(A) such designation is in compliance with Section 4.04;

(B) no Default or Event of Default has occurred and is continuing or results therefrom; and

(C) neither the Company nor any Restricted Subsidiary will at any time

(i) provide a guarantee of, or similar credit support to, any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness),

(ii) be directly or indirectly liable for any Indebtedness of such Subsidiary or

(iii) be directly or indirectly liable for any other Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon (or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity) upon the occurrence of a default with respect to any other Indebtedness that is Indebtedness of such Subsidiary (including any corresponding right to take enforcement action against such Subsidiary), except in the case of clause (i) or (ii) to the extent

(i) that the Company or such Restricted Subsidiary could otherwise provide such a guarantee or incur such Indebtedness pursuant to Section 4.03 and

(ii) the provision of such guarantee and the incurrence of such Indebtedness otherwise would be permitted under Section 4.04.

The Trustee will be provided with an Officers’ Certificate stating that such designation is permitted and setting forth the basis upon which the calculations required by this definition were computed, together with a copy of the board resolution adopted by the Board of Directors of the Company making such designation.

The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (A) the Company could Incur $1.00 of additional Indebtedness under Section 4.03(a) and (B) no Default shall have occurred and be continuing. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly Owned Subsidiary” means a Restricted Subsidiary all the Capital Stock of which (other than directors’ qualifying shares and other legally required qualifying shares) is owned by the Company or one or more Wholly Owned Subsidiaries.

Section 1.02 Other Definitions.

Term	Defined in Section

Affiliate Transaction	4.08
Bankruptcy Law	6.01
covenant defeasance option	8.01(b)
Custodian	6.01

Term	Defined in Section

DTC	2.03)
Event of Default	6.01
Guaranteed Obligations	11.01)
legal defeasance option	8.01(b)
Legal Holiday	13.08
Notes	Preamble
Permitted Indebtedness	4.03(b)
Permitted Liens	4.06
Registrar	2.03
Successor Company	5.01(a)(1)

Section 1.03 Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

(1) “Commission” means the SEC;

(2) “indenture securities” means the Notes;

(3) “indenture security holder” means a Noteholder;

(4) “indenture to be qualified” means this Indenture;

(5) “indenture trustee” or “institutional trustee” means the Trustee; and

(6) “obligor” on this Indenture securities means each of the Issuers and any other obligor on this Indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

Section 1.04 Rules of Construction. Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) “including” means including without limitation;

(5) words in the singular include the plural and words in the plural include the singular;

(6) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

(8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;

(9) all references to the date the Notes were originally issued shall refer to the Issue Date

(10) any reference to an agreement or other document “as amended” shall include supplements, waivers and other modifications.

ARTICLE 2

The Notes

Section 2.01 Form and Dating. Provisions relating to the Initial Notes, any Additional Notes and the Exchange Notes are set forth in the Rule 144A/Regulation S Appendix attached hereto (the “Appendix”) which is hereby incorporated in and expressly made part of this Indenture. The Initial Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture (“Exhibit A”). The Notes may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Issuers are subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuers). Each Note shall be dated the date of its authentication. The terms of the Notes set forth in the Appendix and Exhibit A are part of the terms of this Indenture.

Section 2.02 Execution and Authentication. Two Officers shall sign the Notes for each Issuer by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been duly and validly authenticated and issued under this Indenture.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Upon receipt of an Issuer Order, the Trustee or authenticating agent shall authenticate the Notes for original issue up to the aggregate principal amount stated in the Notes. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

Section 2.03 Registrar and Paying Agent. The Issuers shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuers may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent.

The Issuers shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuers shall notify the Trustee of the name and address of any such agent. If the Issuers fail to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Wholly Owned Subsidiary incorporated or organized within the United States of America may act as Paying Agent, Registrar, co-registrar or transfer agent.

To the extent that any Global Notes are issued hereunder, the Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to any such Global Notes.

The Issuers initially appoint the Trustee as Registrar and Paying Agent in connection with the Notes.

Section 2.04 Paying Agent To Hold Money in Trust. Prior to each due date of the principal and interest on any Note, the Issuers shall deposit with the Paying Agent a sum sufficient to pay such principal or interest when so becoming due. The Issuers shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Notes and shall notify the Trustee of any default by the Issuers in making any such payment. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Holders must present and surrender Notes to a Paying Agent to collect final principal payment. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Issuers, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05 Noteholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders that complies with TIA Section 312(a). If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

Section 2.06 Transfer and Exchange. The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer. When a Note is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(1) of the Uniform Commercial Code are met. When Notes are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.

Section 2.07 Replacement Notes. If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Issuers, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Note is replaced. The Issuers and the Trustee may charge the Holder for their expenses in replacing a Note.

Every replacement Note is an additional obligation of the Issuers.

Section 2.08 Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Issuers receive proof satisfactory to them that the replaced Note is held by a protected purchaser.

If the principal amount of and interest due on any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Noteholders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

Section 2.09 Temporary Notes. Until definitive Notes are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuers consider appropriate for temporary Notes. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Notes and deliver them in exchange for temporary Notes. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for such definitive Notes upon surrender of such temporary Notes at any office or agency maintained by the Issuers for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuers shall execute, and the Trustee shall authenticate and make available for delivery in exchange therefor, one or more definitive Notes representing an equal principal amount of Notes. Until so exchanged, the Holder of temporary Notes shall be entitled to the same benefits under this Indenture as a Holder of definitive Notes.

Section 2.10 Cancellation. The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel (subject to the record retention requirements of the Exchange Act) all Notes surrendered for registration of transfer, exchange, payment or cancellation. The Trustee shall dispose of such cancelled Notes in accordance with its customary procedures. The Issuers may not issue new Notes to replace Notes they have redeemed, paid or delivered to the Trustee for cancellation for any reason other than in connection with a transfer or exchange.

Section 2.11 Defaulted Interest. If the Issuers default in a payment of interest on the Notes, the Issuers shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Issuers may pay the defaulted interest to the persons who are Noteholders on a subsequent special record date. The Issuers shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

Section 2.12 CUSIP Numbers. The Issuers in issuing the Notes may use CUSIP numbers (if then generally in use) and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers shall promptly notify the Trustee of any change in the CUSIP numbers.

Section 2.13 Issuance of Additional Notes. The Issuers shall be entitled, subject to their compliance with Section 4.03, to issue Additional Notes under this Indenture which shall have identical terms as the Initial Notes issued on the Issue Date, other than with respect to the date of issuance and issue price. Such Additional Notes may be consolidated and form a single series with the Initial Notes and any Exchange Notes, vote together with the Initial Notes and any Exchange Notes and have the same terms as to status, redemption or otherwise as the Initial Notes and any Exchange Notes. The Notes of a series and any Additional Notes of such series subsequently issued under this Indenture will be treated as a single class for all purposes under this Indenture.

With respect to any Additional Notes, the Company shall set forth in a resolution of the Board of Directors and an Officers’ Certificate, a copy of each which shall be delivered to the Trustee, the following information:

(1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(2) the issue price, the issue date and the CUSIP number of such Additional Notes; provided, however, that if Additional Notes are issued at a price that would cause such Additional Notes to have “original issue discount” within the meaning of Section 1273 of the Code such Additional Notes shall bear a separate CUSIP number which is different from the CUSIP number of the Notes issued on the Issue Date; and

(3) whether such Additional Notes shall be Transfer Restricted Notes and issued in the form of Initial Notes as set forth in the Appendix to this Indenture or shall be issued in the form of Exchange Notes as set forth in Exhibit A.

ARTICLE 3

Redemption

Section 3.01 Notices to Trustee. If the Issuers elect to redeem Notes pursuant to paragraph 6 of the Notes, or are required to redeem the Notes pursuant to paragraph 7 of the Notes, they shall notify the Trustee in writing of the redemption date, the principal amount of Notes to be redeemed and the paragraph of the Notes pursuant to which the redemption will occur. The Issuers shall give each notice to the Trustee provided for in this Section 3.01 at least 45 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers’ Certificate from each Issuer to the effect that such redemption will comply with the conditions herein.

Section 3.02 Selection of Notes To Be Redeemed. If fewer than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee in its sole discretion shall deem to be fair and appropriate and in accordance with methods generally used at the time of selection in similar circumstances. The Trustee shall make the selection from outstanding Notes not previously called for redemption. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $1,000. Notes and portions of them the Trustee selects shall be in principal amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Issuers promptly in writing of the Notes or portions of Notes to be redeemed.

Section 3.03 Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Notes, the Issuers shall mail a notice of redemption by first-class mail to each Holder of Notes to be redeemed at such Holder’s registered address.

The notice shall identify the Notes to be redeemed (including CUSIP numbers, if applicable) and shall state:

(1) the redemption date;

(2) the redemption price;

(3) the name and address of the Paying Agent;

(4) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5) if fewer than all the outstanding Notes are to be redeemed, the identification and principal amounts of the particular Notes to be redeemed;

(6) that, unless the Issuers default in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date; and

(7) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Issuers’ written request, the Trustee shall give the notice of redemption in the Issuers’ names and at the Issuers’ expense. In such event, the Issuers shall provide the Trustee with the information required by this Section 3.03.

Section 3.04 Effect of Notice of Redemption. Once a notice of redemption is mailed, Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

Section 3.05 Deposit of Redemption Price. Prior to 10:00 a.m., New York time, on the redemption date, the Issuers shall deposit with the Trustee or Paying Agent (or, if an Issuer or a Subsidiary of the Company is the Paying Agent, shall segregate and hold in trust) a sum sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on the redemption date other than Notes or portions of Notes called for redemption which have been delivered by the Issuers to the Trustee for cancellation. The Trustee or the Paying Agent will promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of, and accrued interest, if any, on all Notes to be redeemed.

Section 3.06 Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part (with, if the Issuers or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuers and the Trustee duly executed by, the Holder thereof), the Issuers shall execute and the Trustee shall authenticate and deliver to the Holder of that Note (at the Issuers’ expense) a new Note equal in principal amount to the unredeemed portion of the principal amount of the Note surrendered.

ARTICLE 4

Covenants

Section 4.01 Payment of Notes. The Issuers shall promptly pay the principal of and interest on the Notes and shall redeem the notes on the dates and in the manner provided in the Notes and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be.

The Issuers shall pay interest on overdue principal at the rate specified therefor in the Notes, and they shall pay interest on overdue installments of interest at the same rate to the extent lawful.

Section 4.02 SEC Reports. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC (unless the SEC will not accept such a filing) and will in any event provide the Trustee within 15 days after it files with the SEC with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections; provided, however, that the Company shall not be so obligated to file such reports with the SEC, if the SEC does not permit such filing, in which event the Company will make available such information to the Trustee and Noteholders within 15 days after the time the Company would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act. In addition, the Issuers shall furnish to the Holders of the Notes and to prospective investors, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act. The Company also shall comply with the other provisions of TIA Section 314(a).

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of the covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate).

Section 4.03 Limitation on Indebtedness.

(a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company and the Restricted Subsidiaries shall be entitled to Incur Indebtedness (including Additional Notes issued after the Issue Date) if, on the date of such Incurrence and after giving effect thereto on a pro forma basis, no Default has occurred and is continuing and the Consolidated Coverage Ratio exceeds 2 to 1.

(b) Notwithstanding the foregoing paragraph (a), the Company and the Restricted Subsidiaries shall be entitled to Incur any or all of the following Indebtedness (“Permitted Indebtedness”):

(1) Indebtedness Incurred by the Company and the Restricted Subsidiaries pursuant to the Credit Facilities; provided, however, that, immediately after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (1) and then outstanding does not exceed the greater of (A) $250.0 million less the sum of all mandatory principal payments with respect to such Indebtedness pursuant to Section 4.07(a)(3)(A) (which principal payments in the case of revolving loans are accompanied by a corresponding permanent commitment reduction) and (B) the sum of (x) 65% of the book value of the inventory of the Company and the Restricted Subsidiaries and (y) 85% of the book value of the accounts receivable of the Company and the Restricted Subsidiaries;

(2) Indebtedness owed to and held by the Company or a Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Restricted Subsidiary or to the holder of a Lien permitted under this Indenture) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon and (B) if the Company is the obligor on such Indebtedness and the holders of Credit Facility Obligations do not have a security interest therein or the obligee is a Restricted Subsidiary that is not a Guarantor, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes;

(3) the Notes, the Exchange Notes and the Subsidiary Guarantees (other than any Additional Notes and any related Guarantees);

(4) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1) or (3) of this Section 4.03(b));

(5) Refinancing Indebtedness;

(6) Hedging Obligations of the Company or any Restricted Subsidiary not for the purpose of speculation;

(7) obligations in respect of letters of credit, performance, bid, surety, appeal and other similar bonds and completion guarantees, payment obligations in connection with self-insurance or similar requirements provided by the Company or any Restricted Subsidiary in the ordinary course of business;

(8) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence;

(9) Indebtedness (including Capital Lease Obligations) Incurred by the Company or any Restricted Subsidiary to finance the purchase, lease, construction or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) within 180 days after such purchase, lease, construction or improvement in an aggregate principal amount which, when added together with the amount of Indebtedness Incurred pursuant to this clause (9) and then outstanding, does not exceed $5.0 million (including any Refinancing Indebtedness with respect thereto);

(10) Indebtedness Incurred and outstanding on or prior to the date on which such Person was acquired by the Company or any Restricted Subsidiary or assumed by the Company or a Restricted Subsidiary at the time of acquisition of all or any portion of the assets (or any business or product line of another Person) (other than Indebtedness Incurred in connection with or to provide all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was acquired by the Company); provided, however, at the time of such acquisition and after giving effect thereto, the aggregate principal amount of all Indebtedness Incurred pursuant to this clause (10) and then outstanding does not exceed $5.0 million;

(11) any Guarantee (including the Subsidiary Guarantees) by the Company or a Restricted Subsidiary of Indebtedness or other obligations of the Company or any Restricted Subsidiary so long as the Incurrence of such Indebtedness by the Company or Restricted Subsidiary is permitted under the terms of this Indenture;

(12) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn out or other similar obligations, in each case, Incurred or assumed in connection with the disposition or acquisition of any business, assets or a Restricted Subsidiary of the Company;

(13) Indebtedness of the Company or of any of its Restricted Subsidiaries in an aggregate principal amount not to exceed $50.0 million, the proceeds of which are used directly or indirectly (including Refinancing of Indebtedness so used) to make Restricted Payments as contemplated in Section 4.04(b)(10); and

(14) Indebtedness of the Company or of any of its Restricted Subsidiaries in an aggregate principal amount which, when taken together with all other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (13) above or paragraph (a)), does not exceed $12.5 million (which amount may, but need not be, incurred in whole or in part under the Credit Facilities).

(c) For purposes of determining compliance with this covenant, (1) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness at the time of Incurrence and only be required to include the amount and type of such Indebtedness in one of the above clauses and (2) the Company will be entitled to divide and classify an item of

Indebtedness in more than one of the types of Indebtedness described in paragraphs (a) or (b) above and (3) the Company will be entitled from time to time to reclassify any Indebtedness Incurred pursuant to paragraph (a) or any clause in paragraph (b) above such that it will be deemed as having been Incurred under another such paragraph or clause. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock and change in the amount outstanding due solely to the result of fluctuations in the exchange rates of currencies will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.03.

(d) For purposes of determining compliance with any U.S. dollar restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness shall be the U.S. Dollar Equivalent determined on the date of the Incurrence of such Indebtedness, provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars shall be as provided in such Currency Agreement. The principal amount of any Refinancing Indebtedness Incurred in the same currency as the Indebtedness being Refinanced shall be the U.S. Dollar Equivalent of the Indebtedness Refinanced, except to the extent that (1) such U.S. Dollar Equivalent was determined based on a Currency Agreement, in which case the Refinancing Indebtedness shall be determined in accordance with the preceding sentence, and (2) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being Refinanced, in which case the U.S. Dollar Equivalent of such excess shall be determined on the date such Refinancing Indebtedness is Incurred.

Section 4.04 Limitation on Restricted Payments.

(a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to, make a Restricted Payment if, at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

(1) a Default shall have occurred and be continuing (or would result therefrom);

(2) the Company is not entitled to Incur an additional $1.00 of Indebtedness under Section 4.03(a); or

(3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date (the amount expended for such purpose if other than in cash, having the Fair Market Value of such property as determined in good faith by the Company) would exceed the sum of (without duplication):

(A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the first day of the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter for which internal financial statements are available on or prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

(B) 100% of the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company) and 100% of any cash capital contribution received by the Company from its members subsequent to the Issue Date; plus

(C) the amount by which Indebtedness of the Company is reduced on the Company’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); plus

(D) an amount equal to the sum of (x) the net reduction in the Investments made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital, in each case received by the Company or any Restricted Subsidiary subsequent to the Issue Date, and (y) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary when it is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person.

(b) The preceding provisions of Section 4.04(a) shall not prohibit:

(1) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees to the extent that the purchase by such plan or trust is financed by Indebtedness of such plan or trust to the Company or any Restricted Subsidiary or Indebtedness Guaranteed by the Company or a Restricted Subsidiary) or a substantially concurrent cash capital contribution received by the Company from its members; provided, however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under Section 4.04(a)(3)(B);

(2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company or any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness which is permitted to be Incurred pursuant to Section 4.03; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

(3) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this Section 4.04; provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

(4) so long as no Default has occurred and is continuing, the repurchase or other acquisition of shares of, or options to purchase shares of, common stock or preferred stock of any of the Holding Companies or the Company or any of its Subsidiaries by the Company or any of its Subsidiaries (or payments paid to the any of the Holding Companies to consummate such repurchases or other acquisitions in accordance with the provisions of this clause (4)) from employees, former employees, directors, consultants, former consultants or former directors of the Company or any of its Subsidiaries upon the death, disability or termination of employment of such employees, directors or consultants, pursuant to the terms of the agreements (including employment and consulting agreements or amendments thereto) or plans approved by the Board of Directors; provided, however, that the aggregate amount of such repurchases and other acquisitions shall not exceed the sum of (A) $2.5 million in any fiscal year and (B) the cash proceeds of any “key man” life insurance policies that are used to make such repurchases; provided, further, however, that amounts not used pursuant to this clause (4) in a year may be carried forward for use in future years; provided, further, however, that such repurchases and other acquisitions shall be included in the calculation of the amount of Restricted Payments;

(5) dividends, loans, advances or other distributions to any of the Holding Companies to be used by any of the Holding Companies solely to pay its franchise taxes and other fees required to maintain its corporate existence and to pay for general corporate and overhead expenses (including salaries and other compensation of the employees, directors fees, indemnification obligations, professional fees and expenses) Incurred by the Holding Companies in the ordinary course of its business; provided, however, that such dividends shall not exceed $1,250,000 in the aggregate in any calendar year; provided, further, however, that 50% of the amount of such dividends shall be included in the calculation of the amount of Restricted Payments to the extent such amounts are not deducted in the calculation of Consolidated Net Income (but otherwise shall be excluded in such calculation);

(6) payments to any of the Holding Companies in respect of federal, state, foreign and local taxes attributable to (or arising as a result of) the operations of the Company and its Subsidiaries; provided, however, that the amount of such payments in any fiscal year do not exceed the amount that the Company and its Subsidiaries would be required to pay in respect of federal, state, foreign and local taxes for such fiscal year were the Company subject to, and to pay such taxes as a stand-alone taxpayer (whether or not all such amounts are actually used by any of the Holding Companies for such purposes); provided, further, however, that 50% of the amount of such payments shall be included in the calculation of the amount of Restricted Payments to the extent such amounts are not deducted in the calculation of Consolidated Net Income (but otherwise shall be excluded in such calculation);

(7) repurchase of Capital Stock of any of the Holding Companies deemed to occur upon the exercise of stock options or warrants if such Capital Stock represents a portion of the exercise price thereof and repurchases of Capital Stock deemed to occur upon the withholding of a portion of the Capital Stock granted or awarded to an employee to pay for the statutory minimum taxes payable by such employee upon such grant or award; provided, however, that such amount shall be excluded in the calculation of the amount of Restricted Payments;

(8) Restricted Payments not exceeding $10.0 million in the aggregate; provided, however, that (A) at the time of such Restricted Payments, no Default shall have occurred and be continuing (or result therefrom) and (B) such Restricted Payments shall be included in the calculation of the amount of Restricted Payments;

(9) Restricted Payments directly or indirectly to any of the Holding Companies for the purpose of enabling any of the Holding Companies to pay interest on the AMH 11 1/4% Notes and any AMH/AMH II Refinancing Indebtedness (A) if the Leverage Ratio as of the date of such Restricted Payments is equal to or less than 4.5 to 1.00, or (B) in an aggregate amount for all such Restricted Payments made pursuant to this subclause (B) not to exceed $125.0 million; provided, however, that all such Restricted Payments under this clause (9) shall be excluded in the calculation of the amount of Restricted Payments;

(10) Restricted Payments not to exceed $50.0 million in the aggregate (plus fees and expenses payable in connection therewith) for the purpose of enabling (A) any of the Holding Companies to defease, redeem, purchase, repurchase, prepay, repay, discharge or otherwise acquire or retire the AMH 11 1/4% Notes or the AMH II 20% Notes or any AMH/AMH II Refinancing Indebtedness, or (B) AMI or its Restricted Subsidiaries to defease, redeem, purchase, prepay, repay, discharge or otherwise acquire or retire such Indebtedness, in each case, if the Leverage Ratio as of the date of such Restricted Payments is less than 4.5 to 1.00; provided, however, that, such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments; or

(11) dividends or distributions to any of the Holding Companies of Investments made in compliance with the other provisions of paragraph (a) above or this paragraph (b) of Section 4.04; provided, however, that, such dividends or distributions made pursuant to this clause (11) shall be excluded in the calculation of the amount of Restricted Payments.

(c) Notwithstanding anything in this Indenture to the contrary, none of the provisions of this Indenture will encumber or restrict the ability of the Company and its Restricted Subsidiaries to (a) pay dividends or make any other distributions on its capital stock to AMH or any AMH Restricted Subsidiary or pay any Indebtedness owed to AMH or any AMH Restricted Subsidiary, (b) make any loans or advances to AMH or (c) transfer any of its property or assets to AMH, to the extent such distribution, loan, advance or transfer would have been permitted under the terms of the Old Credit Agreement as in effect on the date of issuance of the AMH 11 1/4% Notes; provided, however, that to the extent any such payments, distributions, loans, advances or transfers that are Restricted Payments are made subsequent to the Issue Date and would have been permitted by such Old Credit Agreement but would not otherwise be permissible under paragraph (a) or (b) above, such Restricted Payments will be included in the calculation of the amount of Restricted Payments under paragraph (a) above.

Section 4.05 Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company, (b) make any loans or advances to the Company or (c) transfer any of its property or assets to the Company, except:

(1) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date (including this Indenture, the Credit Facilities and the Intercreditor Agreement);

(2) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

(3) any encumbrance or restriction pursuant to any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or Refinancings of the Indebtedness referred to in any of the foregoing clauses and restrictions contained in Indebtedness incurred after the date hereof in accordance with the terms of this Indenture; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or Refinancings are not materially more restrictive with respect to such dividend and other payment restrictions than those contained in the applicable instrument governing such Indebtedness as in effect on the date of this Indenture; provided, further, that, with respect to any agreement governing such other Indebtedness, the provisions relating to such encumbrance or restriction are no less favorable to the Company in any material respect as determined by the Company in its reasonable and good faith judgment than the provisions contained in the Credit Facilities as in effect on the Issue Date;

(4) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(5) any such encumbrance or restriction consisting of customary non-assignment provisions in contracts or in leases governing leasehold interest and in intellectual property contracts and licenses;

(6) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of assets (including Capital Stock) of such Restricted Subsidiary permitted by this Indenture pending the closing of such sale or disposition;

(7) any restriction arising under applicable law, regulation or order;

(8) restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages;

(9) restrictions on the transfer of assets subject to any Lien permitted under this Indenture imposed by the holder of such Lien; and

(10) restrictions that are not materially more restrictive, taken as a whole, than customary provisions in comparable financings and, as determined by management of the Company in its reasonable and good faith judgment, will not materially impair the Company’s ability to make payments as required under the Notes.

Section 4.06 Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, affirm or suffer to exist any Lien of any kind that secures Obligations under any Indebtedness upon any of its property or assets (including any intercompany notes), now owned or acquired after the Issue Date, or any income or profits therefrom, excluding, however, from the operation of the foregoing any of the following (collectively, the “Permitted Liens”):

(a) any Lien existing as of the Issue Date (other than Liens permitted under Section 4.05(c));

(b) any Lien arising by reason of (1) any judgment, decree or order of any court not constituting an Event of Default, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (2) taxes not yet delinquent or which are being contested in good faith and for which adequate reserves have been established in accordance with GAAP; (3) security for payment of workers’ compensation or other insurance; (4) good faith deposits in connection with tenders, leases, contracts (other than contracts for the payment of money); (5) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of the Company or any Subsidiary Guarantor or the value of such property for the purpose of such business; (6) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds; (7) survey exceptions, title defects, encumbrances, reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph or telephone lines and other similar purposes or zoning or other restrictions as to the use of real property not interfering with the ordinary conduct of the business of the Company or any of the Subsidiary Guarantors; or (8) operation of law in favor of mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings;

(c) any first-priority Lien now or hereafter existing on property of the Company or any Restricted Subsidiary securing Indebtedness (other than Indebtedness incurred pursuant to Section 4.03(b)(13)) in an aggregate principal amount not to exceed the greater of (A) $250.0 million and (B) the sum of (x) 65% of the book value of the inventory of the Company and its Restricted Subsidiaries and (y) 85% of the book value of the accounts receivable of the Company and its Restricted Subsidiaries; provided that (x) the incurrence of such Indebtedness is (or was at the time of incurrence) permitted under Section 4.03 and (y) the Notes and the Subsidiary Guarantees shall be secured by Second-Priority Liens on such property;

(d) any Lien now or hereinafter existing on property of the Company or any Restricted Subsidiary securing Hedging Obligations permitted under the provisions of Section 4.03 relating to Indebtedness referred to in clause (c) above or clause (e), (g), or (h) below (provided that such Lien shall have the same or a more junior priority than the Lien securing the Indebtedness referred to in any such clause);

(e) any Lien securing Acquired Indebtedness created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by the Company or any Restricted Subsidiary, in each case the incurrence of which Indebtedness is (or was at the time of incurrence) permitted under the provisions of Section 4.03; provided that any such Lien only extends to the assets that were subject to such Lien securing such Acquired Indebtedness prior to the related transaction by the Company or its Restricted Subsidiaries and the proceeds thereof and additions and accessions thereto;

(f) Liens securing the Notes and Subsidiary Guarantees and any Obligations under this Indenture, the Intercreditor Agreement or the Security Documents;

(g) Liens other than first-priority Liens on property of the Company or any Restricted Subsidiary securing Indebtedness that is (or was at the time of incurrence) permitted to be incurred under Section 4.03 which Indebtedness, when combined with the outstanding principal amount of the Notes, does not exceed an aggregate principal amount of $250.0 million, provided that the Notes and the Subsidiary Guarantees shall be secured on a pari passu basis by Liens on such property;

(h) Liens on property of the Company or any Restricted Subsidiary securing Indebtedness that is (or was at the time of incurrence) permitted to be incurred under Section 4.03; provided that (a) the Notes and the Guarantees shall be secured by such property senior in priority to such Indebtedness and (b) the holder of such Lien is subject to an intercreditor agreement with the Collateral Agent, as senior lien holder, consistent with the terms of the Intercreditor Agreement;

(i) Liens arising from (i) operating leases and the precautionary UCC financing statement filings in respect thereof and (ii) equipment or other materials which are not owned the Company or any Restricted Subsidiary located on the premises of the Company or such Restricted Subsidiary (but not in connection with, or as part of, the financing thereof) from time to time in the ordinary course of business and consistent with current practices of the Company or such Restricted Subsidiary and the precautionary UCC financing statement filings in respect thereof;

(j) judgments and other similar liens arising in connection with court proceedings that do not constitute an Event of Default; provided, that (i) such Liens are being contested in good faith and by appropriate proceedings diligently pursued, and (ii) adequate reserves or other appropriate provision, if any, as are required by GAAP have been made therefor;

(k) leases or subleases of Real Property granted by the Company or any Restricted Subsidiary to any Person so long as any such leases or subleases are subordinate in all respects to the security interests and liens granted to the Collateral Agent and do not interfere in any material respect with the ordinary conduct of the business of the Company or such Restricted Subsidiary or materially impair the value or marketability of the Real Property subject thereto in the judgment of management of the Company;

(l) licenses of intellectual property otherwise permitted under this Indenture;

(m) statutory or common law Liens or rights of setoff of depository banks with respect to funds of the Company or any Restricted Subsidiary at such banks to secure fees and charges in connection with returned items or the standard fees and charges of such banks in connection with the deposit accounts maintained by the Company or such Restricted Subsidiary at such banks (but not any other Indebtedness or obligations);

(n) all rights of expropriation, access or use or other similar right conferred by or reserved by any federal, state or municipal authority or agency;

(o) any defects irregularities, easements or encroachments that might be revealed by an up-to-date survey of the property;

(p) any municipal by-laws or regulations affecting the Real Property or its use and any other municipal land use instruments including official plans and zoning and building by-laws, as well as decisions of committee of adjustment or any other competent authority permitting variances therefrom, and all applicable building codes which do not interfere in any material respect with the use of such Real Property or ordinary conduct of the business of the Company or any Restricted Subsidiary in the judgment of management of the Company or materially impair the value of the Real Property which may be subject thereto in the judgment of management of the Company;

(q) any agreements with any governmental authority or utility that do not, in the aggregate, have a materially adverse effect on the use or the value of the Real Property and improvements thereon in the judgment of management of the Company;

(r) Liens securing Indebtedness (including Capital Lease Obligations) Incurred by the Company or any of its Restricted Subsidiaries to finance the purchase, lease, construction or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) within 180 days after such purchase, lease, construction or improvement, provided that the aggregate principal amount of Indebtedness secured by such Liens and incurred in any fiscal year shall not exceed $5.0 million; provided that amounts not used pursuant to this clause (r) in a fiscal year may be carried forward for use in future years;

(s) Liens securing Indebtedness of any Restricted Subsidiary that is not a Subsidiary Guarantor that is (or was at the time of the incurrence) permitted to be incurred under Section 4.03, provided that such Liens extend only to the assets of such Restricted Subsidiary; and

(t) any extension, renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing clauses (a), (c), (e), (g), (h), or (r) so long as the Lien is limited to the same property and assets that secured the original Lien (and any proceeds thereof and additions and accessions thereto) and such extension, renewal, refinancing or replacement complies with the other provisions of this Indenture and the Security Documents, including, the provisions described under Section 4.03.

Section 4.07 Limitation on Sales of Assets and Subsidiary Stock.

(a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

(1) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value (including as to the value of all non-cash consideration), as determined in good faith by the Company, or in the case of an Asset Disposition in excess of $10.0 million, by the Board of Directors of the Company, of the shares and assets subject to such Asset Disposition;

(2) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents; and

(3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company or such Restricted Subsidiary pursuant to one or more of the following:

(A) to the extent the Company elects (or is required by the terms of such Indebtedness), to prepay, repay, redeem or purchase (including cash collateralization of letters of credit and similar credit transactions constituting Obligations under Indebtedness of the Company or of a Restricted Subsidiary secured by a Lien permitted by Section 4.06(c)) Indebtedness of the Company or of a Restricted Subsidiary secured by a Lien permitted by Section 4.06(c) or to effect a permanent reduction in availability under such Indebtedness regardless of the fact that no prepayment may be required) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

(B) to the extent of the balance of such Net Available Cash after application (if any) in accordance with clause (A), to the extent the Company elects to acquire Additional Assets within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; and

(C) to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer to the Holders of the Notes and any Other Pari Passu Secured Indebtedness to purchase Notes at 100% of their principal amount thereof and any Other Pari Passu Secured Indebtedness pursuant to and subject to the conditions of Section 4.07(b);

provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased, as applicable.

Notwithstanding the foregoing provisions of this Section 4.07, the Company and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this Section 4.07(a) except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with this Section 4.07(a) exceeds $10.0 million. Pending application of Net Available Cash pursuant to this Section 4.07(a), such Net Available Cash may be invested in a manner not prohibited by this Indenture and/or applied to temporarily reduce revolving credit indebtedness.

For the purposes of Section 4.07(a)(2), any of the following are deemed to be cash or cash equivalents:

(1) the assumption of Indebtedness of the Company or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition;

(2) securities, notes or other obligations received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 90 days after the date of such Asset Disposition (to the extent of the cash received); and

(3) any Additional Assets (so long as such Additional Assets are acquired for Fair Market Value in connection with the transaction giving rise to such Asset Disposition, as determined in good faith by the Board of Directors of the Company or such Restricted Subsidiary, as applicable).

(b) In the event of an Asset Disposition that requires the purchase of Notes and any Other Pari Passu Secured Indebtedness pursuant to Section 4.07(a)(3)(C), the Company shall purchase Notes tendered pursuant to an offer by the Company for the Notes and any Other Pari Passu Secured Indebtedness at a purchase price of 100% of their principal amount (or in the event such Other Pari Passu Secured Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof) without premium, plus accrued but unpaid interest or, in respect of such Other Pari Passu Secured Indebtedness, such lesser price, if any, as may be provided for by the terms of such Other Pari Passu Secured Indebtedness in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture. If the aggregate purchase price of the securities tendered exceeds the Net Available Cash allotted to their purchase, the Company shall select the securities to be purchased on a pro rata basis but in round denominations, which in the case of the Notes shall be denominations of $1,000 principal amount or multiples thereof. The Company shall not be required to make such an offer to purchase Notes (and Other Pari Passu Secured Indebtedness) pursuant to this Section 4.07 if the Net Available Cash available therefor is less than $10.0 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). Upon completion of each offer to purchase Notes pursuant to this Section 4.07, the amount of Net Available Cash will be reset to zero.

(c) The Company will comply with the notice requirements of Section 3.03 and, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.07. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.07, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.07 by virtue of its compliance with such securities laws or regulations.

Section 4.08 Limitation on Affiliate Transactions.

(a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an “Affiliate Transaction”) unless:

(1) the terms of the Affiliate Transaction are not materially less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm’s-length dealings with a Person who is not an Affiliate;

(2) if such Affiliate Transaction involves an amount in excess of $2.0 million, a majority of the Board of Directors of the Company have determined in good faith that the criteria set forth in clause (1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors; and

(3) if such Affiliate Transaction involves an amount in excess of $10.0 million, the Board of Directors of the Company shall also have received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and the Restricted Subsidiaries or is not materially less favorable to the Company and the Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm’s-length transaction with a Person who was not an Affiliate.

(b) The provisions of Section 4.08(a) shall not apply to:

(1) any Investment (including a Permitted Investment) or other Restricted Payment, in each case permitted to be made pursuant to Section 4.04;

(2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Company;

(3) loans or advances to employees or consultants in the ordinary course of business, but in any event not to exceed $2.0 million in the aggregate outstanding at any one time;

(4) the payment of reasonable fees and compensation to, the provision of employee benefit arrangements and indemnity for the benefit of, directors, officers, employees and consultants of the Company and the Restricted Subsidiaries;

(5) any Affiliate Transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries;

(6) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company and loans or advances to employees to purchase Capital Stock;

(7) any agreement with the Company or any Restricted Subsidiary as in effect as of the Issue Date or any amendment or replacement thereto or any transaction contemplated thereby (including pursuant to any amendment or replacement thereto) so long as any such amendment or replacement agreement is not more disadvantageous to the Company or such Restricted Subsidiary in any material respect than the original agreement as in effect on the Issue Date;

(8) the payment of management, consulting and advisory fees and related expenses made pursuant to the Harvest Management Services Agreements or the Investcorp Management Services Agreements, each as in effect on the Issue Date or any amendment, extension or replacement thereto or any transaction contemplated thereby (including pursuant to any amendment, extension or replacement thereto) so long as any such amendment, extension or replacement agreement is not more disadvantageous to the Company or such Restricted Subsidiary in any material respect than the original agreement as in effect on the Issue Date;

(9) any consulting or employment agreement entered into by the Company or any Restricted Subsidiary in the ordinary course of business of the Company or such Restricted Subsidiary; and

(10) any tax sharing agreement or arrangement and payments pursuant thereto among the Company and its Subsidiaries and any other Person (including any of the Holding Companies) with which the Company or its Subsidiaries is required or permitted to file a consolidated tax return or with which the Company or any Restricted Subsidiary is or could be part of a consolidated group for tax purposes in amounts not otherwise prohibited by this Indenture.

Section 4.09 Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries. The Company

(1) shall not, and shall not permit any Restricted Subsidiary to, sell, lease, transfer or otherwise dispose of any Capital Stock of a Restricted Subsidiary to any Person (other than the Company or a Restricted Subsidiary), and

(2) shall not permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any of its Capital Stock (other than, if necessary, shares of its Capital Stock constituting directors’ or other legally required qualifying shares) to any Person (other than to the Company or a Restricted Subsidiary), unless

(A) immediately after giving effect to such issuance, sale or other disposition, neither the Company nor any of its Subsidiaries own any Capital Stock of such Restricted Subsidiary; or

(B) immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto would have been permitted to be made under Section 4.04 if made on the date of such issuance, sale or other disposition; or

(C) if the proceeds therefrom are applied in accordance with Section 4.07.

Section 4.10 Change of Control.

(a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Issuers repurchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(b) Within 30 days following any Change of Control, unless the Issuers have exercised their option to redeem all the Notes as described in paragraph 6(b) of the Notes, the Issuers shall mail a notice to each Holder with a copy to the Trustee (the “Change of Control Offer”) stating:

(1) that a Change of Control has occurred and that such Holder has the right to require the Issuers to purchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of such purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

(2) the circumstances and relevant facts regarding such Change of Control;

(3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

(4) the instructions, as determined by the Issuers, consistent with this Section 4.10, that a Holder must follow in order to have its Notes purchased.

(c) Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Issuers at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Issuers receive not later than one Business Day prior to the purchase date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Note purchased.

(d) On the purchase date, the Issuers will, to the extent lawful:

(1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the purchase price plus accrued and unpaid interest, if any, in respect of all Notes or portions of Notes properly tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate of each Issuer stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuers.

The Paying Agent will promptly mail to each Holder of Notes properly tendered the purchase price plus accrued and unpaid interest, if any, for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder of a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the purchase date.

(e) Notwithstanding the foregoing provisions of this Section 4.10, the Issuers shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.10 applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

(f) The Issuers shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.10. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.10, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 4.10 by virtue of their compliance with such securities laws or regulations.

Section 4.11 Future Guarantors. The Company shall cause each domestic Restricted Subsidiary that guarantees or incurs any Indebtedness of the Company under the Credit Facilities to, at the same time, execute and deliver to the Trustee a Guarantee Agreement pursuant to which such Restricted Subsidiary shall Guarantee payment of the Notes on the same terms and conditions as those set forth in this Indenture. Each Restricted Subsidiary that becomes a Subsidiary Guarantor after the Issue Date will also become a party to the Intercreditor Agreement and the Security Documents and will take such actions as are reasonably necessary or advisable to grant the Collateral Agent for the benefit of the Holders of the Notes, the Trustee and any Other Pari Passu Secured Indebtedness, a perfected Second-Priority Lien in any Collateral held by such Restricted Subsidiary, subject to Permitted Liens.

Section 4.12 Compliance Certificate. The Issuers shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers’ Certificate, one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company, stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Issuers are taking or propose to take with respect thereto. The Issuers also shall comply with TIA Section 314(a)(4).

Section 4.13 Further Instruments and Acts. Upon request of the Trustee, the Issuers shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

ARTICLE 5

Successor Company

Section 5.01 When the Company May Merge or Transfer Assets.

(a) The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

(1) the resulting, surviving or transferee Person (the “Successor Company”) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture, the Registration Rights Agreement, the Intercreditor Agreement and the Security Documents shall remain in full force and effect and the Successor Company shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdiction as may be required by applicable law to preserve and protect the Lien on the Collateral pledged by or transferred to such Person, together with the financing statements and comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the UCC or other similar statute or regulation of the relevant states or jurisdictions, in each case in a form reasonably satisfactory to the Trustee and, if the Successor Company is not organized as a corporation after such transaction, Associated Finance shall continue to be a co-issuer of the Notes and Associated Finance shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdiction as may be required by applicable law to preserve and protect the Lien on the Collateral pledged by or transferred to such Person, together with the financing statements and comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the UCC or other similar statute or regulation of the relevant states or jurisdictions, in each case in a form reasonably satisfactory to the Trustee;

(2) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

(3) immediately after giving pro forma effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a);

(4) each Subsidiary Guarantor, if any, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person’s obligations under this Indenture and the Notes and shall have by written agreement confirmed that its obligations under the Registration Rights Agreement, the Intercreditor Agreement and the Security Documents shall continue to be in effect and shall cause such amendments, supplements or other instruments to be executed, filed, and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral pledged by such Subsidiary Guarantor, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the UCC or other similar statute or regulation of the relevant states or jurisdictions, in each case in a form reasonably satisfactory to the Trustee; and

(5) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture and the Security Documents;

provided, however, that clause (3) will not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company or another Restricted Subsidiary or (B) the Company merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction.

The Successor Company shall be the successor to the predecessor company and shall succeed to, and be substituted for, and may exercise every right and power of, the predecessor company under the Notes, this Indenture the Registration Rights Agreement, the Intercreditor Agreement and the Security Documents, and the predecessor company, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Notes.

(b) The Company shall not permit Associated Finance or any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person (other than the Company, Associated Finance or another Subsidiary Guarantor) unless:

(1) except in the case of a Subsidiary Guarantor that (i) has been or is being disposed of in its entirety to another Person (other than to the Company or a Subsidiary of the Company), whether through a merger, consolidation or sale of Capital Stock or assets, if in connection therewith the Company provides an Officers’ Certificate to the Trustee to the effect that the Company shall comply with its obligations under Section 4.07 in respect of such disposition, or (ii) is otherwise released from its Guarantee in accordance with Section 11.06, the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia (and in the case of Associated Finance shall be organized as a corporation, unless the Company has previously been merged into a Successor Company that is organized as a corporation after such transaction), and such Person shall expressly assume, by a Guarantee Agreement, in a form satisfactory to the Trustee, all the obligations of such Subsidiary under its Subsidiary Guarantee (including all the obligations of such Subsidiary under the Notes, this Indenture, the Registration Rights Agreement, the Intercreditor Agreement and the Security Documents) and shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdiction as may be required by applicable law to preserve and protect the lien on the Collateral pledged by such Subsidiary, together with such financing statements or comparable documents as may be required to perfect any security interest in such Collateral which may be perfected by the filing of a financing statement or a similar document under the UCC or other similar statute or regulation of the relevant states or jurisdictions, in each case in a form reasonably satisfactory to the Trustee;

(2) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

(3) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guarantee Agreement, if any, complies with this Indenture and the Security Documents.

ARTICLE 6

Defaults and Remedies

Section 6.01 Events of Default. Each of the following is an “Event of Default”:

(1) a default in the payment of interest on the Notes when due, continued for 30 days;

(2) a default in the payment of principal of any Note when due at its Stated Maturity, upon redemption, upon required purchase, upon declaration of acceleration or otherwise;

(3) the failure by the Issuers or any Subsidiary Guarantor to comply with its obligations under Article 5;

(4) the failure by the Issuers or any Subsidiary Guarantor to comply for 30 days after the notice specified below with any of its obligations under Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09 and 4.10;

(5) the failure by the Issuers or any Subsidiary Guarantor to comply for 60 days after the notice specified below with its other agreements contained in this Indenture;

(6) Indebtedness of the Issuers or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10.0 million;

(7) the Issuers or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law

(A) commences a voluntary case;

(B) consents to the entry of an order for relief against it in an involuntary case;

(C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

(D) makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency;

(8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that

(A) is for relief against the Issuers or any Significant Subsidiary in an involuntary case;

(B) appoints a Custodian of the Issuers or any Significant Subsidiary or for any substantial part of its property; or

(C) orders the winding up or liquidation of the Issuers or any Significant Subsidiary;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

(9) any judgment or decree for the payment of money (other than judgments which are covered by enforceable insurance policies issued by solvent carriers) in excess of $10.0 million is entered against the Issuers or any Significant Subsidiary, and is not discharged, paid, waived or stayed within 60 days after such judgment becomes final and non-appealable;

(10) any Subsidiary Guarantee of a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Guarantee) for 30 days after notice or any Subsidiary Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under its Guarantee;

(11) any Subsidiary Guarantee of any Subsidiary Guarantor owning assets with a Fair Market Value in excess of $10.0 million ceases to be in full force and effect (other than in accordance with the terms of the Subsidiary Guarantee and this Indenture) or is declared null and void and unenforceable or found to be invalid or any Subsidiary Guarantor owning assets with a Fair Market Value in excess of $ 10.0 million denies its liability under its Subsidiary Guarantee (other than by reason of release of such Subsidiary Guarantor in accordance with the terms of this Indenture or such Subsidiary Guarantee);

(12) so long as the Security Documents have not been otherwise terminated in accordance with their terms and the Collateral as a whole has not been released from the Lien of the Security Documents securing the Notes in accordance with the terms thereof, with respect to Collateral having a Fair Market Value in excess of $10 million, (a) any default by the Issuers or any Subsidiary Guarantor in the performance of its obligations under (i) the Security Documents (which default continues for a period of 60 days after notice) or (ii) this Indenture which, in each case, adversely affects the condition or value of the Collateral, taken as a whole, in any material respect, (b) repudiation or disaffirmation of the Issuers or any Subsidiary Guarantor of its respective obligations under the Security Documents and (c) the determination in a judicial proceeding that the Security Documents are unenforceable or invalid against the Issuers or any Subsidiary Guarantor for any reason.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default under clauses (4), (5), (9) or (12)(a)(i) shall not constitute an Event of Default until the Trustee (or, in the case of clause 12(a)(i), the Collateral Agent) or the holders of at least 25% in principal amount of the outstanding Notes notify the Issuers and the Trustee of the Default and the Issuers and the Subsidiary Guarantors do not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

The Issuers shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any Event of Default under clause (6) (subject to Section 6.05(b)) (11) or (12) (other than subclause (12)(a)(i)), and with respect to any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4), (5), (9), (10) or (12)(a)(i), its status and what action the Issuers are taking or propose to take with respect thereto.

Section 6.02 Acceleration. If an Event of Default (other than an Event of Default specified in Sections 6.01(7) or 6.01(8) with respect to the Issuers) occurs and is continuing, the Trustee by notice to the Issuers, or the Holders of at least 25% in principal amount of the outstanding Notes by notice to the Issuers and the Trustee, may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Sections 6.01(7) or 6.01(8) with respect to the Issuers occurs and is continuing, the principal of and interest on all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Noteholders. The Holders of a majority in principal amount of the Notes by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 6.04 Waiver of Past Defaults. Subject to Section 6.02, the Holders of a majority in aggregate principal amount of the outstanding Notes by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Note, (ii) a Default arising from the failure to redeem or purchase any Note when required pursuant to this Indenture or (iii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Noteholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

Section 6.05 Control by Majority.

(a) The Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or any Security Document or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Noteholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

(b) Notwithstanding the foregoing, in the event of a declaration of acceleration in respect of the Notes because an Event of Default specified in Section 6.01(6) above shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the Indebtedness that is the subject of such Event of Default has been discharged or paid or such Event of Default shall have been cured or waived by the holders of such Indebtedness and written notice of such discharge, cure or waiver, as the case may be, shall have been given to the Trustee by the Issuers or by the requisite holders of such Indebtedness or a trustee, fiduciary or agent for such holders, within 30 days after such declaration of acceleration in respect of the Notes and (i) no Person shall have commenced judicial proceedings to foreclose upon assets of the Company or any Restricted Subsidiary or shall have exercised any right under applicable law or applicable security documents to take ownership of any of such assets in lieu of foreclosure and (ii) no other Event of Default with respect to the Notes shall have occurred which has not been cured or waived during such 30-day period.

Section 6.06 Limitation on Suits. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Noteholder may pursue any remedy with respect to this Indenture, the Security Documents or the Notes unless

(1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(2) the Holders of at least 25% in principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(5) the Holders of a majority in principal amount of the Notes do not give the Trustee a direction inconsistent with the request during such 60-day period.

A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 6.07 Rights of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08 Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

Section 6.09 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Noteholders allowed in any judicial proceedings relative to the Issuers, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

Section 6.10 Priorities. Subject to the Intercreditor Agreement and the Security Documents, if the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order at the date or dates fixed by the Trustee and, in the case of distribution of such money on account of principal, premium, if any, or interest, if any, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid

FIRST: to the Trustee and the Collateral Agent for amounts due under Sections 7.07 and 10.07;

SECOND: to Noteholders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

THIRD: to the Issuers.

The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10. At least 15 days before such record date, the Issuers shall mail to each Noteholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

Section 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Notes.

Section 6.12 Waiver of Stay or Extension Laws. The Issuers (to the extent they may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuers (to the extent they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

Trustee

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing (and is not cured), the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default,

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

(1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.10.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.10 and to the provisions of the TIA.

Section 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of the outstanding Notes.

(g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of either Issuer, personally or by agent or attorney at the sole cost of such Issuer, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the corporate trust office of the Trustee, and such notice references the Notes and this Indenture.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j) The Trustee may request that the Issuers deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(k) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.

(l) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(m) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

Section 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days or apply to the SEC for permission to continue as trustee or resign. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

Section 7.04 Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes, and it shall not be responsible for any statements of the Issuers in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.

Section 7.05 Notice of Defaults. If a Default occurs and is continuing with respect to the Notes and if it is known to the Trustee, the Trustee shall mail to each Noteholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Noteholders.

Section 7.06 Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Noteholder a brief report dated as of May 15 that complies with TIA Section 313(a) if such report is required (but if no event described in TIA Section 313(a) has occurred within the 12 months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b).

A copy of each report at the time of its mailing to Noteholders shall be filed with the SEC and each stock exchange (if any) on which the Notes are listed. The Issuers agree to notify promptly the Trustee in writing whenever the Notes become listed on any stock exchange and of any delisting thereof.

Section 7.07 Compensation and Indemnity. The Issuers shall pay to the Trustee from time to time such compensation as shall be agreed in writing between the Issuers and the Trustee for its services, as such fees may be adjusted from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in connection with the exercise or performance of any of its powers or duties hereunder, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Issuers shall indemnify the Trustee and its officers, directors, employees, representatives and agents against any and all loss, liability, damage, claim, obligation or expense (including attorneys’ fees and expenses) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of their obligations hereunder. The Issuers shall defend the claim and the Trustee may have one separate counsel (if the Trustee determines in its reasonable judgment that the need for separate counsel exists (due to a conflict of interest or otherwise)) and the Issuers shall pay the fees and expenses of such counsel. The Issuers need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or gross negligence. The Issuers need not pay any settlement made without their consent, which consent shall not be unreasonably withheld.

To secure the Issuers’ payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes.

The Issuers obligations pursuant to this Section 7.07 shall survive the resignation and removal of the Trustee and the satisfaction and discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Sections 6.01(7) or 6.01(8) with respect to the Issuers, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

Section 7.08 Replacement of Trustee. The Trustee may resign at any time by so notifying the Issuers. The Holders of a majority in aggregate principal amount of the outstanding Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Issuers shall remove the Trustee if

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee fails to comply with TIA Section 310(b) after written request therefor by the Issuers;

(3) the Trustee is adjudged bankrupt or insolvent;

(4) a receiver or other public officer takes charge of the Trustee or its property; or

(5) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Issuers or by the Holders of a majority in aggregate principal amount of the outstanding Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuers shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee, without further act, deed or conveyance, shall have all the rights, powers and duties of the retiring Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07. No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under the TIA.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in aggregate principal amount of the outstanding Notes may petition, at the expense of the Issuers, any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Issuers’ obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

Section 7.10 Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuers are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

Section 7.11 Preferential Collection of Claims Against Issuers. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

ARTICLE 8

Discharge of Indenture; Defeasance

Section 8.01 Discharge of Liability on Notes; Defeasance.

(a) When (1) the Issuers deliver to the Trustee all outstanding Notes (other than Notes replaced pursuant to Section 2.07) for cancellation or (2) all outstanding Notes have become due and payable, or will become due and payable within one year, whether at maturity or on a redemption date as a result of the mailing of a notice of redemption pursuant to Article 3 hereof (or arrangements satisfactory to the Trustee are made for the mailing of such a notice) and the Issuers irrevocably deposit with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Notes, including interest thereon to maturity or such redemption date (other than Notes replaced pursuant to Section 2.07), and if in either case the Issuers pay all other sums payable hereunder by the Issuers, then this Indenture, the Subsidiary Guarantees, the Intercreditor Agreement and the Security Documents shall, subject to Section 8.01(c), cease to be of further effect and all Liens under the Security Documents will be released. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Issuers accompanied by an Officers’ Certificate of each Issuer and an Opinion of Counsel and at the cost and expense of the Issuers.

(b) Subject to Sections 8.01(c) and 8.02, the Issuers at any time may terminate (1) all their obligations under the Notes, the Subsidiary Guarantees, this Indenture, the Intercreditor Agreement and the Security Documents (“legal defeasance option”) or (2) their obligations under the Subsidiary Guarantees and the Security Documents and Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 5.01(a)(3), 5.01(a)(4), 5.01(a)(5), 5.01(b), and the operation of Sections 6.01(3) (except because of the failure of the Issuers to comply with Section 5.01(a)(1) or 5.01(a)(2)), 6.01(4), 6.01(5), 6.01(6), 6.01(7), 6.01(8), 6.01(9), 6.01(10), 6.01(11) and 6.01(12) (but, in the case of Sections 6.01(7) and 6.01(8), with respect only to Significant Subsidiaries) (“covenant defeasance option”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders

(and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). The Issuers may exercise their legal defeasance option notwithstanding their prior exercise of their covenant defeasance option.

If the Issuers exercise their legal defeasance option, payment of the Notes and the Guarantees may not be accelerated because of an Event of Default with respect thereto. If the Issuers exercise their covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Sections 6.01(3) (except because of the failure of the Issuers to comply with Section 5.01(a)(1) or 5.01(a)(2)), 6.01(4), 6.01(5), 6.01(6), 6.01(7) and 6.01(8) (but, in the case of Sections 6.01(7) and 6.01(8), with respect only to Significant Subsidiaries), 6.01(9), 6.01(10), 6.01(11) and 6.01(12). If the Issuers exercise their legal defeasance option or their covenant defeasance option, each Subsidiary Guarantor, if any, shall be released from all of its obligations with respect to its Guarantee and all Liens on the Collateral will be released.

Upon satisfaction of the conditions set forth herein and upon request of the Issuers, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuers terminate.

(c) Notwithstanding clauses (a) and (b) above, the Issuers’ obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07 and 7.08 and in this Article 8 shall survive until the Notes have been paid in full. Thereafter, the Issuers’ obligations in Sections 7.07, 8.04 and 8.05 shall survive.

Section 8.02 Conditions to Defeasance. The Issuers may exercise their legal defeasance option or their covenant defeasance option only if

(1) the Issuers irrevocably deposit in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Notes to maturity or redemption, as the case may be;

(2) the Issuers deliver to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Notes to maturity or redemption, as the case may be;

(3) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);

(4) defeasance does not result in a breach or violation of, or constitute a default under, this Indenture (other than a breach or violation of this Indenture resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing), the Intercreditor Agreement, the Security Documents, the Credit Facilities or any other material agreement or instrument by which the Company or any of the Restricted Subsidiaries is bound;

(5) the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that (A) Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law), (B) the trust funds will not be subject to any rights of holders of Pari Passu Indebtedness, including those arising under this Indenture, and (C) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; and

(6) the Issuers deliver to the Trustee an Officers’ Certificate of each Issuer and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article 8 have been complied with.

Before or after a deposit, the Issuers may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article 3.

Section 8.03 Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes. Money and securities so held in trust are not subject to Article 10.

Section 8.04 Repayment to Issuers. The Trustee and the Paying Agent shall promptly turn over to the Issuers upon written request any excess money or securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuers upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Noteholders entitled to the money must look to the Issuers for payment as general creditors.

Section 8.05 Indemnity for Government Obligations. The Issuers shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations deposited pursuant to this Article 8 or the principal and interest received on such U.S. Government Obligations.

Section 8.06 Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Issuers have made any payment of interest on or principal of any Notes because of the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 9

Amendments

Section 9.01 Without Consent of Holders. The Issuers, the Subsidiary Guarantors, the Trustee and the Collateral Agent, as applicable, may amend this Indenture, the Notes, the Intercreditor Agreement or the Security Documents without notice to or consent of any Noteholder or any holder of Other Pari Passu Secured Indebtedness:

(1) to cure any ambiguity, omission, mistake, defect or inconsistency;

(2) to comply with Article 5;

(3) to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

(4) to add guarantees with respect to the Notes, including any Subsidiary Guarantees;

(5) to add to the covenants of the Issuers or a Subsidiary Guarantor for the benefit of the Holders or to surrender any right or power herein conferred upon the Issuers or a Subsidiary Guarantor;

(6) to make any change that does not adversely affect the rights of any Noteholder;

(7) to comply with any requirements of the SEC in connection with effecting or maintaining the qualification of this Indenture under the TIA;

(8) to expand the Collateral securing the Notes or Subsidiary Guarantees;

(9) to evidence and provide the acceptance of the appointment of a successor trustee under this Indenture or successor Collateral Agent;

(10) to provide for the issuance of Exchange Notes which shall comply with Section 2.13;

(11) to provide for the accession or succession of any parties to the Intercreditor Agreement, the Security Documents (and other amendments that are administrative or ministerial in nature) in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of the Credit Facilities, the Notes or any other agreement or action that is not prohibited by this Indenture;

(12) to provide for the release or addition of Collateral in accordance with the terms of this Indenture, the Intercreditor Agreement and the Security Documents; or

(13) to provide security for additional borrowings under the Credit Facilities that are incurred in accordance with this Indenture.

After an amendment under this Section 9.01 becomes effective, the Issuers shall mail to Noteholders a notice briefly describing such amendment. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

Section 9.02 With Consent of Holders. The Issuers, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Notes without notice to any Noteholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (voting as one class) (including consents obtained in connection with a tender offer for, exchange for or purchase of the Notes). Any amendment or waiver of any Security Documents or the Intercreditor Agreement shall require the consent of the Controlling Secured Parties, in which case such amendment or waiver shall be binding upon all Holders of the Notes and all holders of Other Pari Passu Secured Indebtedness; provided, however, that such amendment shall not, without the consent of the Two Thirds Controlling Secured Parties release all or substantially all of the Collateral other than in accordance with this Indenture, the Intercreditor Agreement and the Security Documents. However, without the consent of each Noteholder affected thereby, an amendment may not:

(1) reduce the amount of Notes whose Holders must consent to an amendment;

(2) reduce the rate of or extend the time for payment of interest on any Note;

(3) reduce the principal of or extend the Stated Maturity of any Note;

(4) reduce the amount payable upon the redemption of any Note or change the time at which any Note may be redeemed in accordance with Article 3;

(5) make any Note payable in money other than that stated in the Note;

(6) impair the right of any Noteholder to receive payment of principal of and interest on such Noteholder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Noteholder’s Notes;

(7) make any change in the ranking or priority of any Note that would adversely affect the Noteholders;

(8) make any change in any Guarantee that would adversely affect the Noteholders in any material respect; or

(9) reduce the percentage of the principal amount of outstanding Notes necessary for amendment to or waiver of compliance with any provision of this Indenture or the Notes or for waiver of any default, or amend the definition of “Controlling Secured Parties” or “Two Thirds Controlling Secured Parties” to reduce the percentage of principal amount set forth in such definitions.

It shall not be necessary for the consent of the Holders, the Controlling Secured Parties or the Two Thirds Controlling Secured Parties, as applicable, under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

Sections 2.08 and 12.06 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02 and the definitions of “Controlling Secured Parties” and “Two Thirds Controlling Secured Parties”.

After an amendment under this Section 9.02 becomes effective, the Issuers shall mail to Noteholders a notice briefly describing such amendment. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

Section 9.03 Compliance with Trust Indenture Act. Every amendment to this Indenture or the Notes shall comply with the TIA as then in effect.

Section 9.04 Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, unless otherwise provided in the relevant consent solicitation documentation, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Noteholder. For this purpose, an amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph but subject to any contrary provisions in the relevant consent solicitation documentation, those Persons who were Noteholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date, unless otherwise provided in the relevant consent solicitation documentation.

Section 9.05 Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Issuers or the Trustee so determines, the Issuers in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

Section 9.06 Trustee and Collateral Agent To Sign Amendments. The Trustee and the Collateral Agent shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee or the Collateral Agent. If it does, the Trustee or the Collateral Agent may but need not sign it. In signing such amendment the Trustee or the Collateral Agent shall be entitled to receive indemnity reasonably satisfactory to it and to receive, in addition to the documents required by Section 12.04, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

ARTICLE 10

Collateral

Section 10.01 Collateral and Security Documents The due and punctual payment of the principal of and interest on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest on the Notes and performance of all other obligations of the Issuers and the Subsidiary Guarantors to the Holders, the Trustee or the Collateral Agent under this Indenture, the Notes, the Intercreditor Agreement and the Security Documents, according to the terms hereunder or thereunder, shall be secured as provided in the Security Documents, which define the terms of the Second-Priority Liens that secure the obligations, subject to the terms of the Intercreditor Agreement. Each Holder, by accepting a Note, consents and agrees to the terms of the Security Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral) and the Intercreditor Agreement as the same may be in effect or may be amended from time to time in accordance with their terms and this Indenture and the Intercreditor Agreement, and authorizes and directs the Collateral Agent to enter into the Security Documents (including mortgages and deeds of trusts for the Real Property identified on Annex A hereto) and the Intercreditor Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith; provided, however, that if any of the provisions of the Security Documents limit, qualify or conflict with the duties imposed by the provisions of the TIA, the TIA shall control. The Issuers and Subsidiary Guarantors will, to the extent required under the Security Documents and subject to the limitations therein, do or cause to be done all things which are necessary to confirm that the Collateral Agent holds a Second-Priority Lien in the Collateral, including property that becomes Collateral after the Issue Date.

Section 10.02 Recordings and Opinions

(a) To the extent applicable, the Issuer will cause TIA § 313(b), relating to reports, and TIA § 314(d), relating to the release of property or securities subject to the Lien of the Security Documents, to be complied with.

(b) Any release of Collateral permitted by Section 10.03 hereof will be deemed not to impair the Liens under this Indenture and the Security Documents in contravention thereof. Any certificate or opinion required by TIA § 314(d) may be made by an officer or legal counsel, as applicable, of the Issuer except in cases where TIA § 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected by or reasonably satisfactory to the Trustee.

(c) Notwithstanding anything to the contrary in this Section 10.02, the Issuer will not be required to comply with all or any portion of TIA § 314(d) if it reasonably determines that under the terms of TIA § 314(d) or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of TIA § 314(d) is inapplicable to any release or series of releases of Collateral.

Section 10.03 Release of Collateral

(a) The Liens on the Collateral under the Security Documents securing the Obligations under the Notes and this Indenture will be released, subject to Section 10.03 below,

(1) in whole, upon payment in full of the principal of, accrued and unpaid interest and premium, if any, on the Notes;

(2) in whole, upon satisfaction and discharge as set forth under Section 8.01(a);

(3) in whole, upon a legal defeasance or covenant defeasance as set forth under Section 8.01(b);

(4) in part, as to any asset constituting Collateral, (A) that is sold or otherwise disposed of in a transaction permitted by Section 4.07 of this Indenture and by the Security Documents (to the extent of the interest sold or disposed of) or otherwise permitted by the Indenture and the Security Documents, if all other Liens on that asset securing Credit Facility Obligations and any Other Pari Passu Secured Indebtedness then secured by that asset (including all commitments thereunder) are released; (B) that is cash withdrawn from deposit accounts for any purpose not prohibited under this Indenture or the Security Documents; (C) that is Capital Stock of a Subsidiary of the Company to the extent necessary for such Subsidiary not to be subject to any requirement pursuant to Rule 3-16 or Rule 3-10 of Regulation S-X under the Exchange Act, due to the fact that such Subsidiary’s Capital Stock secures the Notes, to file separate financial statements with the SEC (or any other governmental agency); (D) that is used to make a Restricted Payment or Permitted Investment permitted by this Indenture; (E) that becomes Excluded Property; or (F) otherwise in accordance with, and as expressly provided for under, this Indenture, the Intercreditor Agreement and the Security Documents;

(5) in compliance with Section 9.02, as to property that constitutes less than all or substantially all of the Collateral, with the consent of the Controlling Secured Parties (or in the case of a release of all or substantially all of the Collateral, with the consent of the Two Thirds Controlling Secured Parties), including consents obtained in connection with a tender offer or exchange offer for, or purchase of, Notes; or

(6) with respect to assets of a Subsidiary Guarantor upon release of such Subsidiary Guarantor from its Guarantee pursuant to Section 11.06;

provided, that, in the case of any release in whole pursuant to clause (a)(1) above, all amounts owing to the Collateral Agent, the Trustee under the Notes, the Guarantees, the Security Documents and the Intercreditor Agreement have been paid.

(b) The Issuers will furnish to the Trustee and the Collateral Agent within 30 calendar days following the end of each six-month period beginning on each interest payment date under the Notes, an Officers’ Certificate certifying that all such releases and withdrawals during the preceding six-month period (or since the Issue Date, in the case of the first such Officers’ Certificate) described in clause (a)(iv) above, were not prohibited by this Indenture.

(c) In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article 10 to be sold be under any obligation to ascertain or inquire into the authority of the Issuers or the applicable Subsidiary Guarantor to make any such sale or other transfer.

(d) Any release of any Lien on the Collateral under the Security Documents securing the Obligations under the Notes and this Indenture under this Section 10.03 will occur automatically as provided in Section 10.03(a)(4)(A), (B), (D) and (E) and upon receipt of an Officer’s Certificate and an Opinion of Counsel that all conditions precedent to such release have been satisfied, the Collateral Agent shall promptly deliver such appropriate instruments acknowledging such release as the applicable Issuer or Subsidiary Guarantor may request. Upon receipt of an Officer’s Certificate and an Opinion of Counsel that all conditions precedent to such release have been satisfied, the Collateral Agent shall also release the Liens on the Collateral under the Security Documents securing the Obligations under the Notes and this Indenture as provided in the other subparts of Section 10.03(a).

Section 10.04 Authorization of Receipt of Funds by the Trustee Under the Security Documents

Subject to the provisions of the Intercreditor Agreement, the Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture and the Security Documents.

Section 10.05 Powers Exercisable by Receiver or Trustee

In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 10 upon any Issuers or a Subsidiary Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of such Issuer or Subsidiary Guarantor or of any officer or officers thereof required by the provisions of this Article 10; and if the Collateral shall be in the possession of the Collateral Agent under any provision of this Indenture, then such powers may be exercised by the Collateral Agent.

Section 10.06 Collateral Agent

(a) The Trustee and each of the Holders by acceptance of the Notes hereby designates and appoints the Collateral Agent as its agent under this Indenture, the Security Documents and the Intercreditor Agreement and the Trustee and each of the Holders by acceptance of the Notes hereby irrevocably authorizes the Collateral Agent to take such action on its behalf under the provisions of this Indenture, the Security Documents and the Intercreditor Agreement and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Indenture, the Security Documents and the Intercreditor Agreement, together with such powers as are reasonably incidental thereto. The Collateral Agent agrees to act as such on the express conditions contained in this Section 10.06. The provisions of this Section 10.06 are solely for the benefit of the Collateral Agent and none of the Trustee, any of the Holders nor any of the Issuers or Subsidiary Guarantors shall have any rights as a third party beneficiary of any of the provisions contained herein other than as expressly provided in Section 10.03. Notwithstanding any provision to the contrary contained elsewhere in this Indenture, the Security Documents and the Intercreditor Agreement, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Collateral Agent have or be deemed to have any fiduciary relationship with the Trustee, any Holder, any Issuer or any Subsidiary of the Company, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture, the Security Documents and the Intercreditor Agreement or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Indenture, the Collateral Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Collateral Agent is expressly entitled to take or assert under this Indenture, the Security Documents and the Intercreditor Agreement, including the exercise of remedies pursuant to Article 6, and any action so taken or not taken shall be deemed consented to by the Trustee and the Holders.

(b) The Collateral Agent may execute any of its duties under this Indenture, the Security Documents or the Intercreditor Agreement by or through agents, employees,

attorneys-in-fact or through its Related Persons and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agent, employee, attorney-in-fact or Related Person that it selects as long as such selection was made without gross negligence or willful misconduct

(c) None of the Collateral Agent, any of its respective Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Indenture or the transactions contemplated hereby (except for its own gross negligence or willful misconduct) or under or in connection with any Security Document or Intercreditor Agreement or the transactions contemplated thereby (except for its own negligence or willful misconduct), or (ii) be responsible in any manner to any of the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by any Issuer or any Subsidiary Guarantor, officer or Related Person thereof, contained in this or any Indenture, or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this or any other Indenture, the Security Documents or the Intercreditor Agreement, or the validity, effectiveness, genuineness, enforceability or sufficiency of this or any other Indenture, the Security Documents or the Intercreditor Agreement, or for any failure of any Issuer, Subsidiary Guarantor or any other party to this Indenture, the Security Documents or the Intercreditor Agreement to perform its obligations hereunder or thereunder. None of the Collateral Agent or any of its respective Related Persons shall be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this or any other Indenture, the Security Documents or the Intercreditor Agreement or to inspect the properties, books, or records of any Issuer or Subsidiary Guarantor.

(d) The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, or telephone message, statement, or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to any Issuer or Subsidiary Guarantor), independent accountants and other experts and advisors selected by the Collateral Agent. The Collateral Agent shall be fully justified in failing or refusing to take any action under this or any other Indenture, the Security Documents or the Intercreditor Agreement unless it shall first receive such advice or concurrence of the Trustee as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this or any other Indenture, the Security Documents or the Intercreditor Agreement in accordance with a request or consent of the Trustee and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders.

(e) The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Collateral Agent shall have received written notice from the Trustee or an Issuer or Subsidiary Guarantor referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article 6 (subject to this Section 10.11); provided, however, that unless and until the Collateral Agent has received any such request, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

(f) Deutsche Bank Trust Company Americas and its respective Affiliates (and any successor Collateral Agent and its affiliates) may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with any Issuer or Subsidiary Guarantor and its Affiliates as though it was not the Collateral Agent hereunder and without notice to or consent of the Trustee. The Trustee and the Holders acknowledge that, pursuant to such activities, Deutsche Bank Trust Company Americas or its respective Affiliates (and any successor Collateral Agent and its affiliates) may receive information regarding any Issuer or Subsidiary Guarantor or its Affiliates (including information that may be subject to confidentiality obligations in favor of any such Issuer, Subsidiary Guarantor or such Affiliate) and acknowledge that the Collateral Agent shall not be under any obligation to provide such information to the Trustee or the Holders. Nothing herein shall impose or imply any obligation on the part of the Deutsche Bank Trust Company Americas (or any successor Collateral Agent) to advance funds.

(g) The Collateral Agent may resign at any time upon thirty (30) days prior written notice to the Trustee and the Issuers and the Guarantors, such resignation to be effective upon the acceptance of a successor agent to its appointment as Collateral Agent. If the Collateral Agent resigns under this Indenture, the Trustee, subject to the consent of the Issuer (which shall not be unreasonably withheld and which shall not be required during a continuing Event of Default), shall appoint a successor Collateral Agent. If no successor collateral agent is appointed prior to the intended effective date of the resignation of the Collateral Agent (as stated in the notice of resignation), the Collateral Agent may appoint, after consulting with the Trustee, subject to the consent of the Issuers (which shall not be unreasonably withheld and which shall not be required during a continuing Event of Default), a successor collateral agent. If no successor collateral agent is appointed and consented to by the Issuers pursuant to the preceding sentence within thirty (30) days after the intended effective date of resignation (as stated in the notice of resignation) the Collateral Agent shall be entitled to petition a court of competent jurisdiction to appoint a successor. Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Collateral Agent, and the term “Collateral Agent” shall mean such successor collateral agent, and the retiring Collateral Agent’s appointment, powers and duties as the Collateral Agent shall be terminated. After the retiring Collateral Agent’s resignation hereunder, the provisions of this Section 10.06 (and Section 10.7) shall continue to inure to its benefit and the retiring Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Indenture. The Trustee shall initially act as Collateral Agent and shall be authorized to appoint co-Collateral Agents as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Security Documents or the Intercreditor Agreement, neither the Collateral Agent nor any of its respective officers, directors, employees or agents or other Related Persons shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own willful misconduct, gross negligence or bad faith.

(h) The Trustee agrees that it shall not (and shall not be obliged to), and shall not instruct the Collateral Agent to, unless specifically requested to do so by the Controlling Secured Parties, take or cause to be taken any action to enforce its rights under this Indenture, the Notes or the Security Documents or against any Issuer or Subsidiary Guarantor, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

(i) If at any time or times the Trustee shall receive (i) by payment, foreclosure, set-off or otherwise, any proceeds of Collateral or any payments with respect to the Obligations secured by the Security Documents arising under, or relating to, this Indenture, except for any such proceeds or payments received by the Trustee from the Collateral Agent pursuant to the terms of this Indenture, the Security Documents or the Intercreditor Agreement, or (ii) payments from the Collateral Agent in excess of the amount required to be paid to the Trustee pursuant to this Indenture, the Security Documents or the Intercreditor Agreement, the Trustee shall promptly turn the same over to the Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the Collateral Agent.

(j) The Collateral Agent is each Holder’s agent for the purpose of perfecting the Holders’ security interest in assets which, in accordance with Article 9 of the UCC can be perfected only by possession.

(k) The Collateral Agent shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by any Issuer or Subsidiary Guarantor or is cared for, protected, or insured or has been encumbered, or that the Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all or the Issuer or Subsidiary Guarantor’s property constituting collateral intended to be subject to the Lien and security interest of the Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Collateral Agent pursuant to this Indenture, any Security Document or the Intercreditor Agreement, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion given the Collateral Agent’s own interest in the Collateral and that the Collateral Agent shall have no other duty or liability whatsoever to the Trustee or any Holder as to any of the foregoing.

(l) No provision of this Indenture, the Intercreditor Agreement or any Security Document shall require the Collateral Agent (or the Trustee) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders (or the Trustee in the case of the Collateral Agent) if it shall have reasonable grounds for believing that repayment of such funds is not assured to it.

(m) The Collateral Agent (i) shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers, or for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Collateral Agent was grossly negligent in ascertaining the pertinent facts, (ii) shall not be liable for interest on any money received by it except as the Collateral Agent may agree in writing with the Issuers (and money held in trust by the Collateral Agent need not be segregated from other funds except to the extent required by law), (iii) may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel. The grant of permissive rights or powers to the Collateral Agent shall not be construed to impose duties to act.

(n) Neither the Collateral Agent nor the Trustee shall be liable for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters. Neither the Collateral Agent nor the Trustee shall be liable for any indirect, special or consequential damages (included but not limited to lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action.

Section 10.07 Compensation and Indemnity

The Collateral Agent shall be entitled to the compensation and indemnity set forth in Section 7.07 (with the references to the Trustee therein being deemed to refer to the Collateral Agent).

Section 10.08 Intercreditor Agreement and other Security Documents

The Trustee and Collateral Agent is each hereby directed and authorized to execute and deliver the Intercreditor Agreement and any other Security Documents in which it is named as a party. It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and the Collateral Agent are not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under pursuant to, the Intercreditor Agreement or any Security Document, the Trustee and Collateral Agent each shall have all of the rights, immunities, indemnities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements).

ARTICLE 11

Subsidiary Guarantees

Section 11.01 Guarantees. Each Subsidiary Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Issuers under this Indenture and the Notes and (b) the full and punctual performance within applicable grace periods of all other obligations of the Issuers under this Indenture and the Notes (all the foregoing are collectively called the “Guaranteed Obligations”). Each Subsidiary Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor and that such Subsidiary Guarantor shall remain bound under this Article 11 notwithstanding any extension or renewal of any Guaranteed Obligation.

Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Issuers of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuers or any other Person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (f) except as set forth in Section 11.06, any change in the ownership of such Subsidiary Guarantor.

Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

Except as expressly set forth in Sections 8.01, 11.02 and 11.06, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

Each Subsidiary Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuers or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Issuers to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (1) the unpaid amount of such Guaranteed Obligations, (2) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (3) all other monetary Guaranteed Obligations of the Issuers to the Holders and the Trustee.

Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations Guaranteed hereby may be accelerated as provided in Article 6 for the purposes of such Subsidiary Guarantor’s Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section 11.01. Each Subsidiary Guarantor shall have the right to seek contribution from any non-paying Subsidiary Guarantor in an amount equal to such non-paying Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all of the Subsidiary Guarantors at the time of such payment as determined in accordance with GAAP, so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 11.01.

Section 11.02 Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Section 11.03 Successors and Assigns. This Article 11 shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

Section 11.04 No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.

Section 11.05 Modification. No modification, amendment or waiver of any provision of this Article 11, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

Section 11.06 Release of Subsidiary Guarantor. Upon (a) the sale or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor or (b) the sale or disposition of all or substantially all the assets of such Subsidiary Guarantor or the sale or other disposition of Capital Stock of such Subsidiary Guarantor such that such entity ceases to constitute a Subsidiary of the Company (in case of each of clauses (a) and (b), other than a sale or disposition to the Company, Associated Finance or another Subsidiary Guarantor), or (c) if the Company properly designates any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture, or (d) in connection with any legal defeasance or covenant defeasance of the Notes in accordance with Article 8, or (e) upon satisfaction and discharge of this Indenture, such Subsidiary Guarantor shall be deemed released from all obligations under this Article 11, the Notes, the Subsidiary Guarantees and from all obligations under the Security Documents, the Intercreditor Agreement and the Registration Rights Agreement without any further action required on the part of the Trustee or any Holder. At the written request of the Issuers, upon receipt of an Officers’ Certificate, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

ARTICLE 12

Miscellaneous

Section 12.01 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 12.02 Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

if to the Issuers or any Subsidiary Guarantor:

Associated Materials, LLC

3773 State Road

Cuyahoga Falls, Ohio 44223

Attention: Thomas N. Chieffe

Facsimile: (330) 922-2296

with copies to:

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, NY 10166

Attention: Joerg H. Esdorn, Esq.

Facsimile: (212) 351-5276

if to the Trustee:

Deutsche Bank Trust Company Americas

60 Wall Street, 27th Floor, Mail Stop NYC60-2710

New York, NY 10005

Attention:	Trust & Securities Services
Project Finance Manager

Facsimile No.: 732-578-4636

if to the Collateral Agent:

Deutsche Bank Trust Company Americas

60 Wall Street, 27th Floor, Mail Stop NYC60-2710

New York, NY 10005

Attention:	Trust & Securities Services
Project Finance Manager

Facsimile No.: 732-578-4636

in addition copies of correspondence are to be sent to:

Deutsche Bank National Trust Company for Deutsche Bank Trust Company

Americas

25 DeForest Avenue, Mail Stop SUM01-0105

Summit, NJ 07901

Facsimile: (732) 578-4653

Either Issuer, any Subsidiary Guarantor, the Trustee or the Collateral Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Noteholder shall be mailed to the Noteholder at the Noteholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 12.03 Communication by Holders with Other Holders. Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Issuers, any Subsidiary Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 12.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuers to the Trustee to take or refrain from taking any action under this Indenture, the Issuers shall furnish to the Trustee

(1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, such action is authorized or permitted by this Indenture and that all such conditions precedent have been complied with.

Section 12.05 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include

(1) a statement that the individual making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

Section 12.06 When Notes Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

Section 12.07 Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Noteholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

Section 12.08 Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

Section 12.09 Governing Law; Waiver of Jury Trial. This Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

Section 12.10 No Recourse Against Others. No past, present or future director, officer, employee, member, incorporator or stockholder, as such, of the Issuers, any Holding Company or any Subsidiary Guarantor shall have any liability for any obligations of the Issuers under the Notes or this Indenture or of such Subsidiary Guarantor under its Subsidiary Guarantee or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issuance of the Notes. Such waiver and release may not be effective to waive liabilities under the U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Section 12.11 Successors. All agreements of the Issuers in this Indenture and the Notes shall bind its successors. All agreements of the Trustee and the Collateral Agent in this Indenture shall bind their respective successors.

Section 12.12 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture of all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 12.13 Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 12.14 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such Indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.15 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 12.16 U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

ASSOCIATED MATERIALS, LLC

By:	/s/ Stephen E. Graham
Name: Stephen E. Graham
Title: Vice President—Chief Financial Officer, Treasurer and Secretary

ASSOCIATED MATERIALS FINANCE, INC.

By:	/s/ John Stansberry
Name: John Stansberry
Title: President and Chief Executive Officer

GENTEK HOLDINGS, LLC, as Subsidiary Guarantor

By:	/s/ Stephen E. Graham
Name: Stephen E. Graham
Title: Vice President—Chief Financial Officer, Treasurer and Secretary

GENTEK BUILDING PRODUCTS, INC., as Subsidiary Guarantor

By:	/s/ Stephen E. Graham
Name: Stephen E. Graham
Title: Vice President—Chief Financial Officer, Treasurer and Secretary

[Signature Page to Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS., as Trustee

By:	/s/ Wanda Camacho
Name: Wanda Camacho
Title: Vice President

By:	/s/ Annie Jaghatspanyan
Name: Annie Jaghatspanyan
Title: Vice President

[Signature Page to Indenture]

RULE 144A/REGULATION S APPENDIX

PROVISIONS RELATING TO INITIAL NOTES

AND EXCHANGE NOTES

1.	Definitions

1.1 Definitions

For the purposes of this Appendix the following terms shall have the meanings indicated below:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Temporary Regulation S Global Note or beneficial interest therein, the rules and procedures of the Depositary for such a Temporary Regulation S Global Note, in each case to the extent applicable to such transaction and as in effect from time to time.

“Definitive Note” means a certificated Initial Note or Exchange Note bearing, if required, the restricted securities legend set forth in Section 2.3(e)(i).

“Depositary” means The Depository Trust Company, its nominees and their respective successors.

“Distribution Compliance Period” means, with respect to any Notes, the period of 40 consecutive days beginning on and including the later of (i) the day on which such Notes are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the Issue Date with respect to such Notes.

“Exchange Notes” means (1) the 9.875% Senior Secured Second Lien Notes due 2016 issued pursuant to this Indenture in connection with a Registered Exchange Offer pursuant to a Registration Rights Agreement and (2) Additional Notes, if any, issued pursuant to a registration statement filed with the SEC under the Securities Act.

“Initial Purchasers” means (1) J.P. Morgan Securities Inc., UBS Securities LLC and Wells Fargo Securities, LLC, and (2) with respect to each issuance of Additional Notes, the Persons purchasing such Additional Notes under the related Purchase Agreement.

“Initial Notes” means $200 million aggregate principal amount of 9.875% Senior Secured Second Lien Notes due 2016 issued on the Issue Date.

“Institutional Accredited Investor” means an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Purchase Agreement” means (1) the purchase agreement dated October 29, 2009, among the Company, Associated Finance, the Subsidiary Guarantors and J.P. Morgan Securities Inc., as representative of the Initial Purchasers (as defined therein), and (2) with respect to each issuance of Additional Notes, the purchase agreement or underwriting agreement among the Company and the Persons purchasing such Additional Notes.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registered Exchange Offer” means the offer by the Issuers, pursuant to a Registration Rights Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for the Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

“Registration Rights Agreement” means (1) the Registration Rights Agreement, dated as of November 5, 2009, among the Company, Associated Finance, the Subsidiary Guarantors and J.P. Morgan Securities Inc., as representative of the initial purchasers named therein, entered into in connection with the issuance of the Notes, and (2) with respect to each issuance of Additional Notes issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Company, the Subsidiary Guarantors, if any, and the Persons purchasing such Additional Notes under the related Purchase Agreement.

“Notes” means the Initial Notes and the Exchange Notes, treated as one class.

“Securities Act” means the Securities Act of 1933, as amended.

“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depositary), or any successor Person thereto and shall initially be the Trustee.

“Shelf Registration Statement” means the registration statement issued by the Issuers in connection with the offer and sale of Initial Notes pursuant to a Registration Rights Agreement.

“Transfer Restricted Note” means a Note that bears or is required to bear the legend set forth in Section 2.3(e)(i) hereto.

1.2 Other Definitions

Term	Defined in Section

Agent Members	2.1(b)
Global Note	2.1(a)
Permanent Regulation S Global Note	2.1(a)
Regulation S	2.1(a)
Rule 144A	2.1(a)
Rule 144A Global Note	2.1(a)
Temporary Regulation S Global Note	2.1(a)

2.	The Notes

2.1 (a) Form and Dating. The Initial Notes will be offered and sold by the Issuers pursuant to a Purchase Agreement. The Initial Notes will be resold initially only to (i) QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) and (ii) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S under the Securities Act (“Regulation S”). Initial Notes may thereafter be transferred to, among others, QIBs, Institutional Accredited Investors and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein. Initial Notes initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form (collectively, the “Rule 144A Global Note”) and Initial Notes initially resold pursuant to Regulation S shall be issued initially in the form of one or more temporary global securities in definitive, fully registered form (collectively, the “Temporary Regulation S Global Note”), in each case without interest coupons and with the global securities legend and restricted securities legend set forth in Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the Initial Notes represented thereby with the Notes Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuers and authenticated by the Trustee as provided in this Indenture. Beneficial ownership interests in the Temporary Regulation S Global Note will not be exchangeable for interests in the Rule 144A Global Note, a permanent global security (the “Permanent Regulation S Global Note”), or any other Note without a legend containing restrictions on transfer of such Note prior to the expiration of the Distribution Compliance Period and then only upon certification in form reasonably satisfactory to the Trustee that Beneficial Ownership interests in such Temporary Regulation S Global Note are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act. The Rule 144A Global Note, the Temporary Regulation S Global Note and the Permanent Regulation S Global Note are collectively referred to herein as “Global Notes.” The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

(b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the Depositary.

The Issuers shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as custodian for the Depositary.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Note, and the Issuers, the Trustee and any agent of the Issuers or the Trustee shall be entitled to treat the Depositary as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the

Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(c) Certificated Notes. Except as provided in this Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

2.2 Authentication. The Trustee shall authenticate and deliver (1) on the Issue Date, an aggregate principal amount of $200 million 9.875% Senior Secured Second Lien Notes due 2016, (2) any Additional Notes for an original issue in an aggregate principal amount specified in the written order of the Issuers pursuant to Section 2.02 of the Indenture and (3) Exchange Notes for issue only in a Registered Exchange Offer pursuant to a Registration Rights Agreement, for a like principal amount of Initial Notes, upon a written order of the Issuers signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and, in the case of any issuance of Additional Notes pursuant to Section 2.13 of the Indenture, shall certify that such issuance is in compliance with Section 4.03 of the Indenture.

2.3 Transfer and Exchange. (a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar or a co-registrar with a request (x) to register the transfer of such Definitive Notes; or (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(ii) if such Definitive Notes are required to bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A) if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B) if such Definitive Notes are being transferred to the Issuers, a certification to that effect; or

(C) if such Definitive Notes are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act, (i) a certification to that effect (in the form set forth on the reverse of the Note) and (ii) if the Issuers so request, an opinion of counsel or other evidence reasonably satisfactory to the Issuers as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

(b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Rule 144A Global Note or a Permanent Regulation S Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(i) certification, in the form set forth on the reverse of the Note, that such Definitive Note is either (A) being transferred to a QIB in accordance with Rule 144A or (B) is being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Note in reliance on Regulation S to a buyer who elects to hold its interest in such Note in the form of a beneficial interest in the Permanent Regulation S Global Note; and

(ii) written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Note (in the case of a transfer pursuant to clause (b)(i)(A)) or Permanent Regulation S Note (in the case of a transfer pursuant to clause (b)(i)(B)) to reflect an increase in the aggregate principal amount of the Notes represented by the Rule 144A Global Note or Permanent Regulation S Global Note, as applicable, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Notes Custodian, the aggregate principal amount of Notes represented by the Rule 144A Global Note or Permanent Regulation S Global Note, as applicable, to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note or Permanent Regulation S Global Note, as applicable, equal to the principal amount of the Definitive Note so canceled. If no Rule 144A Global Notes or Permanent Regulation S Global Notes, as applicable, are then outstanding, the Issuers shall issue and the Trustee shall authenticate, upon written order of the Issuers in the form of an Officers’ Certificate, a new Rule 144A Global Note or Permanent Regulation S Global Note, as applicable, in the appropriate principal amount.

(c) Transfer and Exchange of Global Notes.

(i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with the Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the Global Note. The Registrar shall, in accordance with such instructions, instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in the Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred.

(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(iv) In the event that a Global Note is exchanged for Definitive Notes pursuant to Section 2.4 of this Appendix, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Issuers.

(d) Restrictions on Transfer of Temporary Regulation S Global Notes. During the Distribution Compliance Period, beneficial ownership interests in Temporary Regulation S Global Notes may only be sold, pledged or transferred through the Depositary in accordance with the Applicable Procedures and only (i) to the Issuers, (ii) so long as such Note is eligible for resale pursuant to Rule 144A, to a Person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (iii) in an offshore transaction in accordance with Regulation S, (iv) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act or (v) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

(e) Legend.

(i) Except as permitted by the following paragraphs (ii), (iii) and (iv), each Note certificate evidencing the Restricted Global Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE SECURITIES, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

(ii) Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Note for a certificated Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Note, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).

(iii) After a transfer of any Initial Notes pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes, all requirements pertaining to legends on such Initial Note will cease to apply, the requirements requiring any such Initial Note issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Note or an Initial Note in global form, without restrictive transfer legends, will be available to the transferee of the Holder of such Initial Notes upon exchange of such transferring Holder’s certificated Initial Note or directions to transfer such Holder’s interest in the Global Note, as applicable.

(iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Notes that do not exchange their Initial Notes, and Exchange Notes in certificated or global form will be available to Holders that exchange such Initial Notes in such Registered Exchange Offer.

(f) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, purchased or canceled, such Global Note shall be returned to the Depositary for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for certificated Notes, redeemed, purchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

(g) Obligations with Respect to Transfers and Exchanges of Notes.

(i) To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar’s or co-registrar’s request.

(ii) No service charge shall be made for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Section 2.06, 2.07, 2.09 or 3.06 of the Indenture).

(iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of (a) any Definitive Note selected for redemption in whole or in part pursuant to Article 3 of the Indenture, except the unredeemed portion of any Definitive Note being redeemed in part, or (b) any Note for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Notes or 15 Business Days before an interest payment date.

(iv) Prior to the due presentation for registration of transfer of any Note, the Issuers, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuers, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

(v) All Notes issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Notes surrendered upon such transfer or exchange.

(h) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4 Certificated Notes. (a) A Global Note deposited with the Depositary or with the Trustee as Notes Custodian for the Depositary pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 hereof and (i) the Depositary notifies the Issuers that it is unwilling or unable to continue as Depositary for such Global Note or if at any time such Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Issuers, in their sole discretion, notify the Trustee in writing that they elect to cause the issuance of Definitive Notes under the Indenture.

(b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee located at its principal corporate trust office in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of $1,000 principal amount and any integral multiple thereof and registered in such names as the Depositary shall direct. Any Definitive Note delivered in exchange for an interest in the Transfer Restricted Note shall, except as otherwise provided by Section 2.3(e) hereof, bear the restricted securities legend set forth in Exhibit 1 hereto.

(c) Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Note shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.

(d) In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Issuers shall promptly make available to the Trustee a reasonable supply of Definitive Notes in definitive, fully registered form without interest coupons.

EXHIBIT 1

to

RULE 144A/REGULATION S APPENDIX

[FORM OF FACE OF INITIAL NOTE]

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[RESTRICTED SECURITIES LEGEND]

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE ISSUERS THAT (a) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER,

1

FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE SECURITIES, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

[Temporary Regulation S Global Note Legend]

BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE RULE 144A GLOBAL SECURITY OR THE PERMANENT REGULATION S GLOBAL SECURITY OR ANY OTHER SECURITY REPRESENTING AN INTEREST IN THE SECURITIES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” (WITHIN THE MEANING OF RULE 903(c)(3) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED THROUGH THE APPLICABLE PROCEDURES OF THE DEPOSITORY TRUST COMPANY AND ONLY (I) TO THE ISSUERS, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE SECURITIES, (IV) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (V) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE.

2

No.	CUSIP No.

$

9.875% Senior Secured Second Lien Note due 2016

Associated Materials, LLC, a Delaware limited liability company, and Associated Materials Finance, Inc., a Delaware corporation, promise to pay, jointly and severally, to Cede & Co., or registered assigns, the principal sum of                                                                                                        Dollars on November 15, 2016.

Interest Payment Dates: May 15 and November 15, commencing May 15, 2010.

Record Dates: May 1 and November 1.

Additional provisions of this Note are set forth on the other side of this Note.

ASSOCIATED MATERIALS, LLC

By:
Name:
Title:

By:
Name:
Title:

ASSOCIATED MATERIALS FINANCE, INC.

By:
Name:
Title:

By:
Name:
Title:

3

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee, certifies that this is one of the
Notes referred to in the Indenture.

By
Authorized Signatory

4

[FORM OF REVERSE SIDE OF INITIAL NOTE]

9.875% Senior Secured Second Lien Note due 2016

1.	Interest

Associated Materials, LLC, a Delaware limited liability company (such limited liability company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), and Associated Materials Finance, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called “Associated Finance” and, together with the Company, the “Issuers”), jointly and severally promise to pay interest on the principal amount of this Note at a rate per annum equal to 9.875%. The Issuers will pay interest semiannually in arrears on May 15 and November 15 of each year, commencing May 15, 2010. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 5, 2009. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.	Registration Rights Agreement

The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated as of November 5, 2009, among the Issuers, the Subsidiary Guarantors and J.P. Morgan Securities Inc., as representative of the several initial purchasers named therein.

3.	Method of Payment

The Issuers will pay interest on the Notes (except defaulted interest) to the Persons who are registered holders of Notes at the close of business on the May 1 or November 1 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuers will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Issuers will make all payments in respect of a certificated Note (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Note will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

4.	Paying Agent and Registrar

Initially, Deutsche Bank Trust Company Americas, a New York banking corporation (the “Trustee”), will act as Trustee, Paying Agent and Registrar. The Issuers may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or coregistrar.

5

5.	Indenture

The Issuers issued the Notes under an Indenture dated as of November 5, 2009 (“Indenture”), among the Company, Associated Finance, the Subsidiary Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. § 77aaa-77bbbb), as in effect on the date of this Note, except as provided in Section 9.03 of the Indenture; and provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, then “TIA” means, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended. Terms used herein but not defined herein shall have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the TIA for a statement of those terms.

The Notes are senior secured obligations of the Issuers. The Issuers shall be entitled, subject to their compliance with Section 4.03 of the Indenture, to issue Additional Notes pursuant to Section 2.13 of the Indenture. The Initial Notes issued on the Issue Date, any Additional Notes and all Exchange Notes issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; issue or sell capital stock of subsidiaries; engage in transactions with affiliates; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; and consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries. These covenants are subject to important exceptions and qualifications.

6.	Optional Redemption

(a) Except as set forth below, the Issuers shall not be entitled to redeem the Notes at their option prior to November 15, 2012.

On and after November 15, 2012, the Issuers shall be entitled at their option to redeem all or a portion of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on November 15 of the years set forth below:

Period	Redemption Price

2012	107.406%
2013	104.938%
2014	102.469%
2015 and thereafter	100.000%

6

Prior to November 15, 2012, the Issuers shall be entitled at their option on one or more occasions to redeem Notes (which includes Additional Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes (which includes Additional Notes, if any) at a redemption price (expressed as a percentage of principal amount) of 109.875%, plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more Equity Offerings (provided that if the Equity Offering is an offering by any of the Holding Companies, a portion of the net cash proceeds thereof equal to the amount required to redeem any such Notes is contributed to the equity capital of the Company); provided, however, that:

(1) at least 65% of such aggregate principal amount of Notes (which includes Additional Notes, if any) remains outstanding immediately after the occurrence of each such redemption (other than Notes held, directly or indirectly, by the Company or its Affiliates) and

(2) each such redemption occurs within 90 days after the date of the related Equity Offering.

(b) At any time prior to November 15, 2012, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, the Issuers may redeem the Notes, in whole or part, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

“Applicable Premium” means, with respect to a Note on any date of redemption, the greater of:

(1)	1.0% of the principal amount of such Note; and

(2)	the excess, if any, of

(a)	the present value as of such date of redemption of:

(x) the redemption price of such Note on November 15, 2012 (such redemption price being described under paragraph 6(a) above), plus

(y) all required interest payments due on such Note through November 15, 2012 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate as of such date of redemption plus 50 basis points, over

(b)	the then-outstanding principal of such Note.

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two

7

Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to November 15, 2012; provided, however, that if the period from the redemption date to November 15, 2012 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to November 15, 2012 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

7.	Mandatory Redemption

The Issuers will be required to redeem all of the Notes no later than December 1, 2013 if, as of October 15, 2013, any of the AMH 11 1/4% Notes remain outstanding, unless discharged or defeased, or if any Indebtedness incurred by the Issuers or any of the Holding Companies to Refinance the AMH 11 1/4% Notes has a Stated Maturity prior to November 15, 2016.

8.	Notice of Redemption

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $1,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

9.	Put Provisions

Upon a Change of Control, unless the Issuers have exercised their right to redeem the Notes as described under Section 5 hereof, any Holder of Notes will have the right to cause the Issuers to repurchase all or any part of the Notes of such Holder at a purchase price equal to 101% of the principal amount of the Notes to be purchased plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

Under certain circumstances as set forth in the Indenture, the Issuers will be required to offer to purchase Notes with the Net Available Cash from Asset Dispositions.

10.	Guarantee

The Subsidiary Guarantors have unconditionally and irrevocably guaranteed, jointly and severally, on a senior secured basis, (a) the full and punctual payment of principal of and interest on the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all

8

other monetary obligations of the Issuers under the Indenture and the Notes and (b) the full and punctual performance within applicable grace periods of all other obligations of the Issuers under the Indenture and the Notes.

11.	Collateral

The Notes, the Subsidiary Guarantees as well as certain Other Pari Passu Secured Indebtedness are secured by a Second-Priority Lien on the Collateral, subject to Permitted Liens, on the terms and conditions set forth in the Indenture, the Intercreditor Agreement and the Security Documents. The Collateral Agent holds the Second-Priority Lien on the Collateral in trust for the benefit of the Trustee and the Holders as well as the holders of certain Other Pari Passu Secured Indebtedness, in each case pursuant to the Indenture, the Security Documents, the Intercreditor Agreement and any documents relating to such Other Pari Passu Secured Indebtedness. Each Holder, by accepting this Note, consents and agrees to the terms of the Security Documents (including the provisions providing for the foreclosure and release of Collateral) and the Intercreditor Agreement as the same may be in effect or may be amended from time to time in accordance with their terms and the Indenture, and authorizes and directs the Collateral Agent to enter into the Security Documents and the Intercreditor Agreement, and to perform its obligations and exercise its rights thereunder in accordance therewith.

12.	Denominations; Transfer; Exchange

The Notes are in registered form without coupons in denominations of $2,000 principal amount and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before the mailing of a notice of redemption or repurchase of Notes to be redeemed or repurchased or 15 days before an interest payment date.

13.	Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

14.	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuers at their request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuers and not to the Trustee for payment.

15.	Discharge and Defeasance

Subject to certain conditions, the Issuers and the Subsidiary Guarantors at any time shall be entitled to terminate some or all of its obligations under the Notes, the Subsidiary Guarantees,

9

the Indenture, the Security Documents and the Intercreditor Agreement if the Issuers deposit with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

16.	Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (a) the Indenture and the Notes may be amended with the written consent of the Holders of at least a majority in aggregate principal amount outstanding of the Notes (including consents obtained in connection with a tender offer for, exchange for or purchase of the Notes), (b) any past default or noncompliance with any provision of the Indenture or the Notes may be waived with the written consent of the Holders of a majority in aggregate principal amount outstanding of the Notes, (c) the Intercreditor Agreement and the Security Documents may be amended with the written consent of the Controlling Secured Parties or in certain cases, the Two Thirds Controlling Secured Parties, and (d) any past default or noncompliance with any provisions in the Intercreditor Agreement and the Security Documents may be waived with the written consent of the Controlling Secured Parties or in certain cases, the Two Thirds Controlling Secured Parties. Subject to certain exceptions set forth in the Indenture, without the consent of any Noteholder or any holder of Other Pari Passu Secured Indebtedness, the Issuers, the Subsidiary Guarantors and the Trustee and the Collateral Agent, as applicable, shall be entitled to amend the Indenture, the Notes, the Intercreditor Agreement and the Security Documents to (i) cure any ambiguity, omission, defect or inconsistency, (ii) to comply with Article 5 of the Indenture, (iii) to provide for uncertificated Notes in addition to or in place of certificated Notes, (iv) to add guarantees with respect to the Notes, including any Subsidiary Guarantees, (v) to add to the covenants of the Issuers or a Subsidiary Guarantor for the benefit of the Holders or to surrender any right or power conferred upon the Issuers or a Subsidiary Guarantor, (vi) to make any change that does not adversely affect the rights of any Holder of the Notes, (vii) to comply with any request of the SEC in connection with effecting or maintaining the qualification of the Indenture under the Act, (viii) to expand the Collateral securing the Notes or Subsidiary Guarantees, including by amending any Annex to any Security Document, (ix) to evidence and provide the acceptance of the appointment of a successor trustee under the Indenture or successor Collateral Agent, (x) provide for the issuance of Exchange Notes which shall have terms substantially identical in all respects to the Notes (except that the transfer restrictions contained in the Notes shall be modified or eliminated as appropriate) and which shall be treated, together with any outstanding Notes, as a single class of securities, (xi) to provide for the accession or succession of any parties to the Intercreditor Agreement, the Security Documents (and other amendments that are administrative or ministerial in nature) in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of the Credit Facilities, the Notes or any other agreement or action that is not prohibited by the Indenture, (xii) to provide for the release or addition of Collateral in accordance with the terms of the Indenture, the Intercreditor Agreement and the Security Documents, or (xiii) to provide security for additional borrowings under the Credit Facilities that are incurred in accordance with the Indenture.

10

17.	Defaults and Remedies

Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Notes; (ii) default in payment of principal on the Notes at maturity, upon redemption pursuant to paragraph 6 or 7 hereof, upon required purchase, upon declaration of acceleration or otherwise; (iii) the failure by the Issuers or any Subsidiary Guarantor to comply with other agreements in the Indenture or the Notes, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Issuers or any Significant Subsidiary if the amount accelerated (or so unpaid) exceeds $10 million; (v) certain events of bankruptcy or insolvency with respect to the Issuers or any Significant Subsidiary; (vi) certain judgments or decrees for the payment of money in excess of $10 million; and (vii) certain defaults with respect to the Subsidiary Guarantees and the Security Documents. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes may declare all the Notes to be due and payable. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes may direct the Trustee in its exercise of any trust or power under the Indenture. The Collateral Agent, on the instructions of the Controlling Secured Parties, may exercise any right or power under the Security Documents and the Intercreditor Agreement. The Trustee may withhold from Noteholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is not opposed to the interest of the Holders.

18.	Trustee Dealings with the Issuers

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuers or their Affiliates and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.

19.	No Recourse Against Others

No past, present or future director, officer, employee, member, incorporator or stockholder, as such, of the Issuers, any Holding Company or any Subsidiary Guarantor or the Trustee shall have any liability for any obligations of the Issuers under the Notes or the Indenture or of such Subsidiary Guarantor under its Subsidiary Guarantee or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

11

20.	Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

21.	Counterparts

The parties may sign any number of copies of this Note. Each signed copy shall be an original, but all of them together represent the same Note.

22.	Abbreviations

Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors Act).

23.	CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures the Issuers have caused CUSIP numbers to be printed on the Notes and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

24.	Holders’ Compliance with Registration Rights Agreement, the Security Documents and the Intercreditor Agreement

Each Holder of a Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Issuers to the extent provided therein, the Security Documents and the Intercreditor Agreement.

25.	Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

12

The Issuers will furnish to any Noteholder upon written request and without charge to the Noteholder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

Associated Materials, LLC

3773 State Road

Cuyahoga Falls, Ohio 42233

Attention: Thomas N. Chieffe

13

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                                                                                                                                                                                      agent to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:	Your Signature:
Sign exactly as your name appears on the other side of this Note.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the applicable period referred to in Rule 144(d) under the Securities Act after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Issuers or any Affiliate of the Issuers, the undersigned confirms that such Notes are being transferred in accordance with its terms.

CHECK ONE BOX BELOW

(1)	☐	in the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(2)	☐	inside the United States to an Institutional Accredited Investor (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that, prior to such transfer, furnished to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes; or

14

(3)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

(4)	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933; or

(5)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(6)	☐	to the Issuers.

If such transfer is being made pursuant to an offshore transaction in accordance with Rule 904 under the Securities Act, the undersigned further certifies that

(i)	the offer of the Notes was not made to a person in the United States;

(ii)	either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(iii)	no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903 or Rule 904 of Regulation S, as applicable;

(iv)	the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

(v)	we have advised the transferee of the transfer restrictions applicable to the Notes; and

(vi)	if the circumstances set forth in Rule 904(b) under the Securities Act are applicable, we have complied with the additional conditions therein, including (if applicable) sending a confirmation or other notice stating that the Notes may be offered and sold during the distribution compliance period specified in Rule 903 of Regulation S; pursuant to registration of the Notes under the Securities Act; or pursuant to an available exemption from the registration requirements under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (2) or (3) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuers have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

15

Signature

Signature Guarantee:

Signature must be guaranteed

Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Note Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (1) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
NOTICE: To be executed by an executive officer

16

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Note	Amount of increase in Principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

17

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.07 or 4.10 of the Indenture, check the box:

☐

If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 4.07 or 4.10 of the Indenture, state the amount in principal amount: $

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note.)

Signature Guarantee:

(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Note Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

18

EXHIBIT A

[FORM OF FACE OF EXCHANGE NOTE*]

*	If the Note is to be issued in global form add the Global Notes Legend from Exhibit 1 to Appendix A and the attachment from such Exhibit 1 captioned “TO BE ATTACHED TO GLOBAL SECURITIES – SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE.”

1

No.	CUSIP No.

$

9.875% Senior Secured Second Lien Note due 2016

Associated Materials, LLC, a Delaware limited liability company, and Associated Materials Finance, Inc., a Delaware corporation, promise to pay, jointly and severally, to                     , or registered assigns, the principal sum of                                          Dollars on November 15, 2016.

Interest Payment Dates: May 15 and November 15 commencing May 15, 2010.

Record Dates: May 1 and November 1.

Additional provisions of this Note are set forth on the other side of this Note.

Dated:

ASSOCIATED MATERIALS, LLC

By:
Name:
Title:

By:
Name:
Title:

ASSOCIATED MATERIALS FINANCE, INC.

By:
Name:
Title:

By:
Name:
Title:

2

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee, certifies that this is one of the
Notes referred to in the Indenture.

By
Authorized Signatory

3

[FORM OF REVERSE SIDE OF EXCHANGE NOTE]

9.875% Senior Secured Second Lien Note due 2016

1.	Interest

Associated Materials, LLC, a Delaware limited liability company (such limited liability company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), and Associated Materials Finance, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called “Associated Finance” and, together with the Company, the “Issuers”), jointly and severally promise to pay interest on the principal amount of this Note at a rate per annum equal to 9.875%. The Issuers will pay interest semiannually in arrears on May 15 and November 15 of each year, commencing May 15, 2010. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 5, 2009. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.	Registration Rights Agreement

The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated as of November 5, 2009, among the Issuers, the Subsidiary Guarantors and J.P. Morgan Securities Inc., as representative of the several initial purchasers named therein.

3.	Method of Payment

The Issuers will pay interest on the Notes (except defaulted interest) to the Persons who are registered holders of Notes at the close of business on the May 1 or November 1 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuers will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Issuers will make all payments in respect of a certificated Note (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Note will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

4.	Paying Agent and Registrar

Initially, Deutsche Bank Trust Company Americas, a New York banking corporation (the “Trustee”), will act as Trustee, Paying Agent and Registrar. The Issuers may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or coregistrar.

4

5.	Indenture

The Issuers issued the Notes under an Indenture dated as of November 5, 2009 (“Indenture”), among the Company, Associated Finance, the Subsidiary Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. § 77aaa-77bbbb), as in effect on the date of this Note, except as provided in Section 9.03 of the Indenture; and provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, then “TIA” means, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended. Terms used herein but not defined herein shall have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the TIA for a statement of those terms.

The Notes are senior secured obligations of the Issuers. The Issuers shall be entitled, subject to their compliance with Section 4.03 of the Indenture, to issue Additional Notes pursuant to Section 2.13 of the Indenture. The Initial Notes issued on the Issue Date, any Additional Notes and all Exchange Notes issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; issue or sell capital stock of subsidiaries; engage in transactions with affiliates; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; and consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries. These covenants are subject to important exceptions and qualifications.

6.	Optional Redemption

(a) Except as set forth below, the Issuers shall not be entitled to redeem the Notes at their option prior to November 15, 2012.

On and after November 15, 2012, the Issuers shall be entitled at their option to redeem all or a portion of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed in percentages of principal amount on the redemption date) plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on November 15 of the years set forth below:

Period	Redemption Price

2012	107.406%
2013	104.938%
2014	102.469%
2015 and thereafter	100.000%

5

Prior to November 15, 2012, the Issuers shall be entitled at their option on one or more occasions to redeem Notes (which includes Additional Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes (which includes Additional Notes, if any) at a redemption price (expressed as a percentage of principal amount) of 109.875%, plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more Equity Offerings (provided that if the Equity Offering is an offering by any of the Holding Companies, a portion of the Net Cash Proceeds thereof equal to the amount required to redeem any such Notes is contributed to the equity capital of the Company); provided, however, that:

(1) at least 65% of such aggregate principal amount at maturity of Notes (which includes Additional Notes, if any) remains outstanding immediately after the occurrence of each such redemption (other than Notes held, directly or indirectly, by the Company or its Affiliates); and

(2) each such redemption occurs within 90 days after the date of the related Equity Offering.

(b) At any time prior to November 15, 2012, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, the Issuers may redeem the Notes, in whole or part, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

“Applicable Premium” means, with respect to a Note on any date of redemption, the greater of:

(1)	1.0% of the principal amount of such Note; and

(2)	the excess, if any, of

(a)	the present value as of such date of redemption of:

(x) the redemption price of such Note on November 15, 2012 (such redemption price being described under paragraph 6(a) above), plus

(y) all required interest payments due on such Note through November 15, 2012 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate as of such date of redemption plus 50 basis points, over

(b)	the then-outstanding principal of such Note.

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two

6

Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to November 15, 2012; provided, however, that if the period from the Change of Control Redemption Date to November 15, 2012 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to November 15, 2012 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

7.	Mandatory Redemption

The Issuers will be required to redeem all of the Notes no later than December 1, 2013 if, as of October 15, 2013, any of the AMH 11 1/4% Notes remain outstanding, unless discharged or defeased, or if any Indebtedness incurred by the Issuers or any of the Holding Companies to Refinance the AMH 11 1/4% Notes has a Stated Maturity prior to November 15, 2016.

8.	Notice of Redemption

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $1,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

9.	Put Provisions

Upon a Change of Control, unless the Issuers have exercised their right to redeem the Notes as described under Section 5 hereof, any Holder of Notes will have the right to cause the Issuers to repurchase all or any part of the Notes of such Holder at a purchase price equal to 101% of the principal amount of the Notes to be purchased plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

Under certain circumstances as set forth in the Indenture, the Issuers will be required to offer to purchase Notes with the Net Available Cash from Asset Dispositions.

10.	Guarantee

The Subsidiary Guarantors have unconditionally and irrevocably guaranteed, jointly and severally, on a senior secured basis, (a) the full and punctual payment of principal of and interest on the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all

7

other monetary obligations of the Issuers under the Indenture and the Notes and (b) the full and punctual performance within applicable grace periods of all other obligations of the Issuers under the Indenture and the Notes.

11.	Collateral

The Notes, the Subsidiary Guarantees as well as certain Other Pari Passu Secured Indebtedness are secured by a Second-Priority Lien on the Collateral, subject to Permitted Liens, on the terms and conditions set forth in the Indenture, the Intercreditor Agreement and the Security Documents. The Collateral Agent holds the Second-Priority Lien on the Collateral in trust for the benefit of the Trustee and the Holders as well as the holders of certain Other Pari Passu Secured Indebtedness, in each case pursuant to the Indenture, the Security Documents, the Intercreditor Agreement and any documents relating to such Other Pari Passu Secured Indebtedness. Each Holder, by accepting this Note, consents and agrees to the terms of the Security Documents (including the provisions providing for the foreclosure and release of Collateral) and the Intercreditor Agreement as the same may be in effect or may be amended from time to time in accordance with their terms and the Indenture, and authorizes and directs the Collateral Agent to enter into the Security Documents and the Intercreditor Agreement, and to perform its obligations and exercise its rights thereunder in accordance therewith.

12.	Denominations; Transfer; Exchange

The Notes are in registered form without coupons in denominations of $2,000 principal amount and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before the mailing of a notice of redemption or repurchase of Notes to be redeemed or repurchased or 15 days before an interest payment date.

13.	Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

14.	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuers at their request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuers and not to the Trustee for payment.

15.	Discharge and Defeasance

Subject to certain conditions, the Issuers and the Subsidiary Guarantors at any time shall be entitled to terminate some or all of its obligations under the Notes, the Subsidiary Guarantees,

8

the Indenture, the Security Documents and the Intercreditor Agreement if the Issuers deposit with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

16.	Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (a) the Indenture and the Notes may be amended with the written consent of the Holders of at least a majority in aggregate principal amount outstanding of the Notes (including consents obtained in connection with a tender offer for, exchange for or purchase of the Notes), (b) any past default or noncompliance with any provision of the Indenture or the Notes may be waived with the written consent of the Holders of a majority in aggregate principal amount outstanding of the Notes, (c) the Intercreditor Agreement and the Security Documents may be amended with the written consent of the Controlling Secured Parties or in certain cases, the Two Thirds Controlling Secured Parties, and (d) any past default or noncompliance with any provisions in the Intercreditor Agreement and the Security Documents may be waived with the written consent of the Controlling Secured Parties or in certain cases, the Two Thirds Controlling Secured Parties. Subject to certain exceptions set forth in the Indenture, without the consent of any Noteholder or any holder of Other Pari Passu Secured Indebtedness, the Issuers, the Subsidiary Guarantors and the Trustee and the Collateral Agent, as applicable, shall be entitled to amend the Indenture, the Notes, the Intercreditor Agreement and the Security Documents to (i) cure any ambiguity, omission, defect or inconsistency, (ii) to comply with Article 5 of the Indenture, (iii) to provide for uncertificated Notes in addition to or in place of certificated Notes, (iv) to add guarantees with respect to the Notes, including any Subsidiary Guarantees, (v) to add to the covenants of the Issuers or a Subsidiary Guarantor for the benefit of the Holders or to surrender any right or power conferred upon the Issuers or a Subsidiary Guarantor, (vi) to make any change that does not adversely affect the rights of any Holder of the Notes, (vii) to comply with any request of the SEC in connection with effecting or maintaining the qualification of the Indenture under the Act, (viii) to expand the Collateral securing the Notes or Subsidiary Guarantees, including by amending any Annex to any Security Document, (ix) to evidence and provide the acceptance of the appointment of a successor trustee under the Indenture or successor Collateral Agent, (x) provide for the issuance of Exchange Notes which shall have terms substantially identical in all respects to the Notes (except that the transfer restrictions contained in the Notes shall be modified or eliminated as appropriate) and which shall be treated, together with any outstanding Notes, as a single class of securities, (xi) to provide for the accession or succession of any parties to the Intercreditor Agreement, the Security Documents (and other amendments that are administrative or ministerial in nature) in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of the Credit Facilities, the Notes or any other agreement or action that is not prohibited by the Indenture, (xii) to provide for the release or addition of Collateral in accordance with the terms of the Indenture, the Intercreditor Agreement and the Security Documents, or (xiii) to provide security for additional borrowings under the Credit Facilities that are incurred in accordance with the Indenture.

9

17.	Defaults and Remedies

Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Notes; (ii) default in payment of principal on the Notes at maturity, upon redemption pursuant to paragraph 6 or 7 hereof, upon required purchase, upon declaration of acceleration or otherwise; (iii) the failure by the Issuers or any Subsidiary Guarantor to comply with other agreements in the Indenture or the Notes, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Issuers or any Significant Subsidiary if the amount accelerated (or so unpaid) exceeds $10 million; (v) certain events of bankruptcy or insolvency with respect to the Issuers or any Significant Subsidiary; (vi) certain judgments or decrees for the payment of money in excess of $10 million; and (vii) certain defaults with respect to the Subsidiary Guarantees and the Security Documents. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes may declare all the Notes to be due and payable. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes may direct the Trustee in its exercise of any trust or power under the Indenture. The Collateral Agent, on the instructions of the Controlling Secured Parties, may exercise any right or power under the Security Documents and the Intercreditor Agreement. The Trustee may withhold from Noteholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is not opposed to the interest of the Holders.

18.	Trustee Dealings with the Issuers

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuers or their Affiliates and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.

19.	No Recourse Against Others

No past, present or future director, officer, employee, member, incorporator or stockholder, as such, of the Issuers, any Holding Company or any Subsidiary Guarantor or the Trustee shall have any liability for any obligations of the Issuers under the Notes or the Indenture or of such Subsidiary Guarantor under its Subsidiary Guarantee or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

10

20.	Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

21.	Counterparts

The parties may sign any number of copies of this Note. Each signed copy shall be an original, but all of them together represent the same Note.

22.	Abbreviations

Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors Act).

23.	CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures the Issuers have caused CUSIP numbers to be printed on the Notes and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

24.	Holders’ Compliance with Registration Rights Agreement, the Security Documents and the Intercreditor Agreement

Each Holder of a Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Issuers to the extent provided therein, the Security Documents and the Intercreditor Agreement.

25.	Governing Law

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

11

The Issuers will furnish to any Noteholder upon written request and without charge to the Noteholder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

Associated Materials, LLC

3773 State Road

Cuyahoga Falls, Ohio 42233

Attention: Thomas N. Chieffe

12

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint

agent to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:	Your Signature:
Sign exactly as your name appears on the other side of this Note.

13

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.07 or 4.10 of the Indenture, check the box:

☐

If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 4.07 or 4.10 of the Indenture, state the amount in principal amount: $

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note.)

Signature Guarantee:

(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Note Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

14

Annex A – Real Estate

1. West Salem, OH, Lots numbers 1, 2, 3, 4, 5, 6, and 7 of Long Allotment No. 1, as shown on the recorded plat in Volume 11, page 413 of Wayne County Records.

2. 880 Moe Drive, Akron, OH 44310

3. 3773 State Road, Cuyahoga Falls, OH 44223

4. 4200 Knighthurst Road, Ennis, TX 75119

5. 7550 East 30th Street, Yuma AZ 85365

15